UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549




                              AMENDMENT 3 TO
                                  FORM 10-12G


                             _____________________


                            CHINA DU KANG CO., LTD.

                             _____________________



                    GENERAL FORM FOR REGISTRATION OF SECURITES

      PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934





                        NEVADA			     86-0565860
	 ---------------------------	------------------------------------
	 (State  of Incorporation or 	(I.R.S. Employer Identification No.)
  	  Organization)

          	Town of Dukang, Baishui County, Shaanxi province, China
                     A-28,Van Metropolis,#35 Tangyan Road,
                   		Xi'an, Shaanxi, PRC,       710065
		-------------------------------------------------------
                  (Address of Principal Executive Offices) (Zip Code)


                                 8629-88830106-822
			       --------------------
                                 TELEPHONE NUMBER



                                  Copies to:

                              CHARLES BARKLEY, ESQ.
                          6201 FAIRVIEW ROAD, SUITE 200
                               CHARLOTTE, NC 28210
                                  (704) 944-4290


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                    COMMON STOCK, .001 PAR VALUE PER SHARE
                                (Title of class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of "large accelerated filer," "accelerated filer" and "small reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer   	[ ]
Accelerated filer   		[ ]
Non-accelerated filer     	[ ]
Smaller reporting company 	[X]




                            CHINA DU KANG CO., LTD.

                          ___________________________
                               TABLE OF CONTENTS



Item No.   Item Caption							 Page

1.         Business......................................................3
1A.        Risk Factors..................................................6
2.         Financial Information.........................................12
3.         Properties....................................................25
4.         Security Ownership of Certain Beneficial
	   Owners and Management.........................................27
5.         Directors and Executive Officers..............................27
6.         Executive Compensation........................................28
7.         Certain Relationships and Related Transactions,
	   and Director Independence.....................................30
8.         Legal Proceedings.............................................31
9.         Market Price of and Dividends on the Registrant's
           Common Equity and Related Stockholder Matters.................31
10.        Recent Sale of Unregistered Securities........................33
11.        Description of Registrant's Securities to be Registered.......35
12.        Indemnification of Directors and Officers.....................38
13.        Financial Statements and Supplementary Data including
           the Consolidated Financial Statements.........................39
14.        Changes in and Disagreements with Accountants on Accounting and Financial Disclosure......................................41
15.        Financial Statements and Exhibits.............................42



                               EXPLANATORY NOTE

 We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the "Common Stock"), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
We intend to be subject to the requirements of Regulation 13A under the Exchange Act, which requires us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we are required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

   Unless otherwise noted, references in this registration statement to the "Registrant," the "Company," "we," "our" or "us" means China Du Kang Co., Ltd. Our principal place of business is located at A-28,Van Metropolis,#35 Tangyan Road, Xi'an, Shaanxi, PRC, 710065. Our telephone number is 8629-88830106-822.

                          FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under the section entitled "Risk Factors." Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 1.BUSINESS

China Du Kang Co., Ltd ("Du Kang" or the "Company") was incorporated as U. S. Power Systems, Inc., in the State of Nevada on January 16, 1987. On or about June 8, 2006 the Company's name was changed to Premier Organic Farms Group, Inc. On or about November 30, 2006 the name was changed to Amstar Financial Holdings, Inc. ("AFLH"). On or about March 18, 2008 the name was changed to its current name of China Du Kang Co., Ltd. with its corporate charter still residing in Nevada. The Company changed its fiscal year ending from September 30 to December 31 in February 2008.

OVERVIEW

The  Company  had  been engaged in the business to  provide  various  financial
services  since  it's  incorporation.   The  Company  was  not  successful  and
discontinued the majority of its operation by December 31, 2007.

"WE PREVIOUSLY WERE A SHELL COMPANY, THEREFORE THE EXEMPTION OFFERED PURSUANT TO RULE 144 IS NOT AVAILABLE. ANYONE WHO PURCHASED SECURITIES DIRECTLY OR INDIRECTLY FROM US OR ANY OF OUR AFFILIATES IN A TRANSACTION OR CHAIN OF TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING CANNOT SELL SUCH SECURITIES IN AN OPEN MARKET TRANSACTION."

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the "Agreement") with Hong Kong Merit Enterprise Limited ("Merit"), a holding company incorporated in Hong Kong. Pursuant to the terms of the Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholder(s) of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company. Merit also agreed to pay $260,000 to the Company at closing. The parties closed the transaction contemplated by the Agreement on February 11, 2008.

This transaction is being accounted for as a reverse merger, since the shareholders of Merit owns a majority of the outstanding shares of the Company's common stock immediately following the share exchange. Merit is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will reflected in the consolidated financial statements for periods prior to the share exchange will be those of Merit and its subsidiaries and will be recorded at the historical cost basis. After completion of the share exchange, the Company`s consolidated financial statements will include the assets and liabilities of both Du Kang and Merit, the historical operations of Merit and the operations of the Company and its subsidiaries from the closing date of the share exchange.

Merit was incorporated on September 8, 2006 in Hong Kong under the Companies Ordinances as a Limited Liability company. Merit was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

On  January  22,  2008,  Merit entered into a  Share  Purchase  Agreement  (the
"Purchase Agreement") with the owners of Shaanxi Huitong Food Co., Inc. ("Huitong"), a limited liability company incorporated in the People's Republic of China ("PRC") on August 9, 2007 with a registered capital of $128,200 (RMB1,000,000). Pursuant to the Purchase Agreement, the Merit agreed to purchase 100% of the equity ownership in Huitong for a cash consideration of $128,200 (RMB 1,000,000). Subsequent to the completion of the Agreement, Huitong became a wholly-owned subsidiary of Merit.

Huitong was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship. On December 26, 2007 Huitong executed a share exchange agreement (the "Exchange Agreement") with the owners of Shaanxi Xidenghui Technology Stock Co., Ltd. ("Xidenghui"), whereby Huitong exchanged 100% of its issued and outstanding capital for 98.24% of the equity ownership in Xidenghui. Subsequent to completion of the Share Exchange, Xidenghui became a majority-owned subsidiary of Huitong.

Xidenghui was incorporated in Weinan City, Shaanxi Province, PRC on March 29, 2001 under the Company Law of PRC. Xidenghui was engaged in the business of production and distribution of distilled spirit with a brand name of "Xidenghui". Currently, its principal business is to hold an equity ownership interest in Shannxi Baishui Dukang Liquor Co., Ltd. ("Baishui Dukang") and Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management").

Baishui Dukang was incorporated in Baishui County, Shaanxi Province, PRC on March 1, 2002 under the Company Law of PRC. Baishui Dukang was principally engaged in the business of production and distribution of distilled spirit with a brand name of "Baishui Dukang". On May 15, 2002, Xidenghui invested inventory and fixed assets, totally valued at $ 4,470,219 (RMB 37,000,000) to Baishui Dukang and owns 90.51% of Baishui Dukang's equity interest ownership, thereby causing Baishui Dukang to become a majority-owned subsidiary of Xidenghui.

On October 30, 2007, Xidenghui executed an agreement with Mr. Zhang Hongjun, a PRC citizen, toestablish a joint venture, Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management"). Pursuant to the agreement, Xidenghui contributed cash of $769,200 (RMB 700,000), and owns 70% equity interest ownership therein. Brand Management was subsequently incorporated on November 12, 2007. Upon the completion of incorporation, Brand Management became a majority-owned subsidiary of the Xidenghui. Xidenghui is principally engaged in the business of distribution of Baishui Dukang's liquor and manage the franchise of the "Baishui Dukang" brand name.

Baishui Dukang and Brand Management are the two of these affiliated companies that are engaged in business operations. Du Kang, Merit, Huitong, and Xidenghui are holding companies, whose business is to hold an equity ownership interest in Baishui Dukang and Brand Management. All these affiliated companies are hereafter referred to as the "Company". Currently, the Company is principally engaged in the business of production and distribution of distilled spirit with the brand name of "Baishui Dukang". The Company also franchises the brand name to other liquor productors. The Company's structure is summarized in the flow chart found in Item 14. Supplementary Data.

Previous to this, on or about October 25, 2006 a Definitive Agreement was entered into by Premier Organic Farms Group, Inc. and Amstar International, Inc. On or about December 19, 2006, the merger defined in this agreement was closed. In the definitive agreement Amstar International, Inc. was to merge with Premier Organic Farms Group, Inc. (PFOG). Prior to the merger PFOG was to change its name to Amstar Financial Holdings, inc., dilute their shares down to approximately 608,771 shares with 96.12% of the ownership passing to Amstar International Stockholders. In addition, as part of the terms of this agreement a favorable hearing before a judge of competent jurisdiction, regarding a petition of fairness subject to section 3(a)(10) of the Securities Act of 1933 was to be approved. An order granting this petition of fairness was signed on December 18, 2006 by a judge in State of Nevada, County of Elko, case number CV-C-06-1016. This transaction closed on December 19, 2006, in Phoenix, Arizona.

CURRENT OPERATIONS

Shaanxi Xi Deng Hui Technology Stock Co. Ltd. is holding company which established on March 29, 2001 after being restructured enterprise with added capital. The registered capital is 129,000,000 RMB ($17,793,103 USD). On or about January 31, 2008 Shaanxi Xi Deng Hui Technology Stock Co. Ltd purchased a majority interest in Amstar Financial Holdings, Inc. (formerly AFLH) in a reverse merger. The company's new name is China Du Kang Company Limited now listed as CDKG.

Shaanxi Xi Deng Hui Stock Co. Ltd., Holds

      - 90.51% and controls Shaanxi Bai Shui Du Kang Liquor Co., Ltd., and holds

      - 70% Shaanxi Bai Shui Du Kang Brand  Management Co., Ltd.;

These companies manufacture and sale respectively a famous white wine called "DU KANG". Du Kang is one of the most famous Chinese white wine brands, and Shaanxi Bai Shui Du Kang Liquor Co. Ltd owns the "Bai Shui Du Kang" brand. Shaanxi Bai Shui Du Kang also has ownership three other 3 brands. These brands include Bai Shui Du Kang , Thirteen Dynasties and Jiu Zu Gong. Shaanxi Xi Deng Hui Technology Stock Co. Ltd. has also invested 12,000,000 RMB ($1,753,156 USD) into Huanghe Wetland Part Co. Ltd. (and holds 7.9% ownership in Huanghe Wetland Company). Huanghe Wetland Company. is engaged in the theme park business starting 2007.  At present,  Shaanxi  Xi  Deng  Hui  Technology  Stock Co. Ltd.
businesses involve the production and sales of Bai Shui Du Kang liquor production, tourism and trading.

Shaanxi Xi Deng Hui Stock Co., Ltd. is the first company to cooperate with The Chinese Academy of Sciences on a Chinese made 3#-7# Shenzhou spaceflight and shipped Du Kang yeast and grain which is used into Du Kang Liquor brewing for the flight to the space to make a serial of scientific experiment and developed the first serial of space liquor. At present, Du Kang has 6000 ton production capacity per year including (brewing and packaging). Liquor products unit price ranges from $2.00 USD to $150.00 USD. Du Kang Liquor products now are sold in most cities in China. In northeast, north, south coastal region and middle areas of China there are long-term contracts with agencies. In Shaanxi province we have franchise stores in Xi'an ,Bai Shui, Hua yin, Han Cheng, Fu Ping Pu Cheng, Da Li, Wei Nan city. Throughout China the Du Kang market sales, awareness and brand image is broadening.

There are almost 1.5 billion people in China; the liquor consumption market is very great. The sales revenue and profit of Dukang liquor increase at a rate of 50%, which shows extensive future prospects. Though some debts are created when Xidenghui acquired Baishui Dukang Liquor Company and had the workers ensconced, Baishui Dukang reaches the normal, even excellent manufacturability and the sales through the products development and market operations these years.

The company signed a 5-year exclusive distributor contract with Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd. and Shaanxi Baishui Dukang
Marketing  Management  Co., Ltd.  respectively.   The  material  terms  are  as
follows:

           1. During the contract term, Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd. can only act as the distributor of the series products of Baishui Dukang and Jiu Zu Gong, and cannot act as a distributor in any other products of the third party.

           2 During the contract term, Shaanxi Baishui Dukang Marketing Management Co., Ltd. can only act as the distributor of the series products of Thirteen Dynasties, and cannot act as a distributor in any other products of the third party.

   A. Distribution methods of the products or services;

The issuer's subsidiaries in China sale and develop liquor,*liquor raw materials, deep processing of agricultural and sideline products and research and develop of high-tech products and the brewing produce of liquor are in the process orderly. And it makes Du Kang and Thirteen Dynasties brand management program and also the scheme of liquor and beverages.

Du Kang set new sales strategy, including "sales territory covers hundreds of counties" and "1950 project" since July 2007. Du Kang Liquor products now have been sold mostly in the larger cities in China, and in northeast, north, south coastal region and middle area in China there are long-term contracts with agencies. In 2007 Du Kang liquor productions market share has been raised 40%. In Shaanxi province we have franchised stores in Xi'an Bai Shui, Hua yin, Han Cheng, Fu Ping*Pu Cheng, Da Li, Wei Nan city and, Du Kang market awareness and brand image is raising. We especially set Du Kang and Thirteen Dynasties brand management program according to the requirement of the market.

Major products include the Baishui Dukang series, Thirteen Dynasties series, Shen Zhou Nectar, Guo Bin Special, and Jiu Zu Gong.

   B. Chinese Regulation.

We are currently regulated People's Government of Shaanxi Province approved Business License, Organization Code of PRC. We have obtained and maintain China Manufacture Certificate, Sanitation License and Food Security permits to issuer's parent company in China, which we believe are all of the necessary legal government approvals if a manufacturer in PRC starts its business and continue its operation.

ITEM 1A.RISK FACTORS

                                    RISK FACTORS


                         RISKS RELATED TO OUR BUSINESS

AN INVESTMENT IN THE SHARES OF COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE SIGNIFICANT REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

OUT AUDITORS HAVE NOTED THERE IS CERTAIN DOUBT ABOUT OUR ABILITY TO OPERATE AS A GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has an accumulated deficit of $17,070,657 at September 30, 2009 that includes losses of $166,2943 and $1,502,067 for the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively. In addition, The Company has a working capital deficiency of $11,301,318 and a shareholders' deficiency of $6,724,249 at September 30, 2009. The Company has an accumulated deficit of $16,904,363 at December 31, 2008 that includes losses of $1,502,067 and $1,482,180 for the year ended December 31, 2008 and 2007, respectively. In addition, The Company has a working capital deficiency of $11,410,023 and a shareholders' deficiency of $6,568,764 at December 31, 2008. These factors raise certain doubt about its ability to continue as a going concern.

Management has taken steps to revise the Company's operating and financial requirements. The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance owners' investment. However, there can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

WE HAVE HAD LOSSES FROM OPERATIONS AND ANTICIPATE TO ACHIEVE PROFIT THROUGH THE INCOME AND DECREASE THE LOSSES FOR THE FORESEEABLE FUTURE.

Since inception we have had limited revenues from operation. Revenues for the year ended December 31, 2008 totaled $ 1,143,195 as compared to $745,115 for the year ended 2007. For the year ended December 31, 2008 we experienced a loss from operations of $(1,510,538) as compared to a loss of $(1,367,179) for the prior year. For the nine month period ended September 30, 2009, we had revenues of $1,486,899 and gross profit of $635,784, For the nine months period ended September 30, 2009, we experienced losses from operation $99,713.We have not achieved profitability. We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis.

OUR CURRENT SHAREHOLDERS CONTROL OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS.

Our principal stockholders owns a majority of our common stock. As a result, they will have control over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, they will also be able to elect all of the members of our Board of Directors, which will allow they to control our affairs and management. They will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. As a result, they will have significant influence and control over all matters requiring approval by our stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.




We expect to incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. While we have no experience as a public company, we estimate that these additional costs will total approximately $60,000 per year. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

                       RISKS RELATING TO OUR SECURITIES

WE  HAVE  NEVER  PAID  DIVIDENDS  ON OUR COMMON STOCK AND YOU MAY NEVER RECEIVE
DIVIDENDS.   THERE IS A RISK THAT AN  INVESTOR  IN OUR COMPANY WILL NEVER SEE A
RETURN ON INVESTMENT AND THE STOCK MAY BECOME WORTHLESS.

We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.

THERE IS CURRENTLY NO SUBSTANTIAL MARKET FOR OUR COMMON STOCK AND NO ASSURANCE THAT ONE WILL DEVELOP.

There is currently on an extremely limited trading market for our shares of Common Stock, under the symbol "CDKG." We have provided no public information and our symbol contains a "skull and crossbones" insignia on the pink sheets. We are filing this information partly to provide such information to the public although there can be no assurance that a more substantial market will ever develop or be maintained. Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock. Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value. The present limited quotations of our Common Stock should not be considered indicative of the actual value of the Company or our Common Stock.



Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price.



Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock. Such sales could be made pursuant to Rule 144 under the Securities Act of 1933, as amended, as shares become eligible for sale under the Rule.




BECAUSE OUR SHARES ARE DEEMED HIGH RISK "PENNY STOCKS," YOU MAY HAVE DIFFICULTY SELLING THEM IN THE SECONDARY TRADING MARKET.


The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange, the equity security also constitutes a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. These regulations generally require broker-dealers who sell penny stocks to persons other than established customers and accredited investors to deliver a disclosure schedule explaining the penny stock market and the risks associated with that market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. These regulations also impose various sales practice requirements on broker-dealers. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market is limited. As a result, the market liquidity for our common stock is severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

IF A MARKET DEVELOPS FOR OUR SECURITIES THE COULD BE VOLATILE AND MAY NOT APPRECIATE IN VALUE.

If a market should develop for our securities, of which we have no assurance, the market price is likely to fluctuate significantly. Fluctuations could be rapid and severe and may provide investors little opportunity to react. Factors such as changes in results from our operations, and a variety of other factors, many of which are beyond the control of the Company, could cause the market price of our common stock to fluctuate substantially. Also, stock markets in penny stock shares tend to have extreme price and volume volatility. The market prices of shares of many smaller public companies securities are subject to volatility for reasons that frequently unrelated to the actual operating performance, earnings or other recognized measurements of value. This volatility may cause declines including very sudden and sharp declines in the market price of our common stock. We cannot assure investors that the stock price will appreciate in value, that a market will be available to resell your securities or that the shares will retain any value at all.


      RISKS RELATING TO DOING BUSINESS IN THE PEOPLE'S REPUBLIC OF CHINA


WE ARE SUBJECT TO THE POLITICAL AND ECONOMIC POLICIES OF THE PEOPLES REPUBLIC OF CHINA, AND GOVERNMENT REGULATION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR INTENDED BUSINESS.

All of our assets and operations are in the PRC. As a result our operating results and financial performance as well as the value of our securities could be affected by any changes in economic, political and social conditions in China.

The Chinese government adopted an "open door" policy to transition from a planned economy to a market driven economy in 1978. Since then the economy of the PRC has undergone rapid modernization although the Chinese government still exerts a dominant force in the nation's economy. There has historically been a substantial market in liquor consumption in China.

The Chinese government operates the economy in many industries through various five-year plans and even annual plans. A large degree of uncertainty is associated with potential changes in these plans. Since the economic reforms have no precedent, there can be no assurance that future changes will not create materially adverse conditions on our business.


Due to the limited effectiveness of judicial review, public opinion and popular voting there are few avenues available if the governmental action has a negative effect. Any adverse changes in the economic conditions, in government policies, or in laws and regulations in China could have a material adverse effect on the overall economic growth, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business.



THERE ARE RISKS INHERENT IN DOING BUSINESS IN CHINA OVER WHICH WE HAVE NO
CONTROL.

The political and economic systems of the PRC are very different from the United States and more developed countries. China remains volatile in its social, economic and political issues which could lead to revocation or adjustment of reforms. There are also issues between China and the United States that could result in disputes or instabilities. Both domestically and internationally the role of China and its government remain in flux and could suffer shocks, or setbacks that may adversely affect our business.


THE CHINESE LEGAL SYSTEM IS MUCH DIFFERENT FROM THAT OF THE UNITED STATES WITH CONSIDERABLY LESS PROTECTION FOR INVESTORS, AND IT MAY BE EXTREMELY DIFFICULT FOR INVESTORS TO SEEK LEGAL REDRESS IN CHINA AGAINST US OR OUR OFFICERS AND DIRECTORS, INCLUDING CLAIMS THAT ARE BASED UPON U.S. SECURITIES LAWS.

All of our current operations are conducted in China. All of our current directors and officers are nationals or residents of China. It may be difficult for shareholders to serve us with service of process in legal actions. All of the assets of these persons are located outside the United States in China. The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. As a result there is no established body of law that has precedential value as is the case in most western legal systems. Differences in interpretations and rulings can occur with little or no opportunity for redress or appeal.





As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon our officers and directors. Even if service of process was successful, considerable uncertainty exists as to whether Chinese courts would enforce U. S. laws or judgments obtained in the United States. Federal and state securities laws in the U. S. confer substantial rights to investors and shareholders that have no equivalent in China. Therefore a claim against us or our officers and/or directors or even a final judgment in the U. S. based on U. S. may not be heard or enforced by the Chinese courts.




In 1979, the PRC began to adopt a complex and comprehensive system legal system and has approved many laws regulating economic and business practices in the PRC including foreign investment. Currently many of the approvals required for our business can be obtained at a local or provincial level. We believe that it is generally easier and faster to obtain provincial approval than central government approval. Changes to existing laws that repeal or alter the local regulatory authority and replacements by national laws could negatively affect our business and the value of our securities.

NEW CHINESE LAWS MAY RESTRICT OUR ABILITY TO CONTINUE TO MAKE ACQUISITIONS OF BUSINESSES IN CHINA.



New regulations on the acquisition of businesses commonly referred to as "SAFE" regulations (State Administration of Foreign Exchange) were jointly adopted on August 8, 2006 by six Chinese regulatory agencies with jurisdictional authority. Known as the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors the new Rule requires creation of offshore Special Purpose Ventures, or SPVs, for overseas listing purposes. Acquisitions of domestic Chinese companies require approval prior to listing securities on foreign exchanges.

We  obtained  the  approvals  that  we  believe  are  required  in  making  the acquisitions that formed the present company. Nonetheless, our growth has largely been by acquisition and we intend to continue to make acquisitions of Chinese businesses. Since the "SAFE" rules are very recent there are many ambiguities and uncertainties as to interpretation and requirements. These uncertainties and any changes or revisions to the regulations could limit or eliminate our ability to make new acquisitions of Chinese businesses in the future.

WE MAY BE AFFECTED BY RECENT CHANGES TO CHINA'S FOREIGN INVESTMENT POLICY, WHICH WILL CHANGE THE INCOME TAX RATE FOR FOREIGN ENTERPRISES.

On January 1, 2008 a new Enterprise Income Tax Law will take effect. The new law revises income tax policy and sets a unified income tax rate for domestic and foreign companies at 25 percent. It also abolishes favorable treatment for foreign invested enterprises. When the new law takes effect, foreign invested enterprises will no longer receive favorable tax treatment. Any earnings we may obtain may be adversely affected by the new law.


CHINA CONTROLS THE CURRENCY CONVERSION AND EXCHANGE RATE OF ITS CURRENCY, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The Chinese government imposes control over the conversion of the Chinese currency, the Renminbi, into foreign currencies, although recent pronouncements indicate that this policy may be relaxed. Under the current system, the People's Bank of China publishes a daily exchange rate based on the prior day's activity which controls the inter-bank foreign exchange market. Financial institutions are permitted a narrow range above or below the exchange rate based on then current market conditions. Since 1997, the State Council has prohibited restrictions on certain international payments or transfers for current account items. The regulations also permit conversion for distributions of dividends to foreign investors. Investment in securities, direct investment, and loans, and security investment, are still subject to certain restrictions.





For more than a decade the exchange rate for the Renminbi ("RMB") was pegged against the United States dollar leaving the exchange rates relatively stable at roughly 8 RMB for 1 US Dollar. The Chinese government announced in 2005 that it would begin pegging the Renminbi exchange rate against a basket of currencies, instead of relying solely on the U.S. dollar. This has recently caused the dollar to depreciate as against the RMB. As of September 12, 2009, the rate was 6.829 RMB for 1 US Dollar. Since all of our expected operations are in China, significant fluctuations in the exchange rate may materially and adversely affect our revenues, cash flow and overall financial condition.





CHINESE LAW REQUIRES APPROVAL BY CHINESE GOVERNMENT AGENCIES AND COULD LIMIT OR PROHIBIT THE PAYMENT OF DIVIDENDS FROM ANY PROCEEDS OBTAINED FROM LIQUIDATION OF OUR ASSETS.





All of our assets are located inside the Peoples Republic of China. Chinese law governs the distributions that can be made in the event of liquidation of assets of foreign invested enterprises. While dividend distribution is allowed it is subject to governmental approval. Liquidation proceeds would also be subject to foreign exchange control. We are unable to predict the outcome in the event of liquidation insofar as it affects dividend payment to non- Chinese nationals.





CHINA HAS BEEN THE LOCALE FOR THE OUTBREAK OF VARIOUS DISEASES AND A PANDEMIC CAUSED BY DISEASES SUCH AS SARS, THE AVIAN FLU, OR SIMILAR DISEASES COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR WORKERS AND EVEN THE CHINESE ECONOMY IN GENERAL, WHICH MAY ADVERSELY AFFECT BUSINESS.


 The World Health Organization reported in 2004 that large scale outbreaks of avian flu throughout most of Asia, including China, had nearly caused a pandemic that would have resulted in high mortality rates and which could cause wholesale civil and societal disruption. There have also been several potential outbreaks of similar pathogens in China with the potential to cause large scale disruptions, such as SARS, pneumonia and influenza. Any future outbreak which infiltrates the areas of our operations would likely have an adverse effect on our ability to conduct normal business operations.


ITEM 2.FINANCIAL INFORMATION


                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                                     FOR
                           CHINA DU KANG CO., LTD.,





The   discussion   contained   in  this  prospectus  contains  "forward-looking
statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

Cautionary statement identifying important factors that could cause actual results to differ from those projected in forward looking statements.

This document contains both statements of historical facts and forward looking statements. Forward looking statements are subject to certain risks and uncertainties, which could cause actual result to differ materially from those indicated by the forward looking statements. Examples of forward looking statements include, but are not limited to, (i) projection of revenues, income or loss, earnings per share, capital expenditures, dividends, capital structure, and other financial items, (ii) statements of our plans and objectives with respect to business transactions and enhancement of shareholder value, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about our business prospects. This document also identifies important factors that could cause actual results to differ materially from those indicated by the forward looking statement. These risks and uncertainties include the factors discussed under the heading "Risk Factors" beginning at page 6 of this Prospectus.

The section "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with our audited consolidated or un-audited condensed consolidated financial statements and the notes thereto appearing elsewhere in this prospectus.


OVERVIEW

China  Du  Kang Co., Ltd ("China Du Kang" or the "Company") was incorporated as
U. S. Power Systems, Inc., in the State of Nevada on January 16, 1987. On or about June 8, 2006 the Company's name was changed to Premier Organic Farms Group, Inc. On or about November 30, 2006 the name was changed to Amstar Financial Holdings, Inc. ("AFLH"). On or about March 18, 2008 the name was changed to its current name of China Du Kang Co., Ltd. with its corporate charter still residing in Nevada. The Company changed its fiscal year ending from September 30 to December 31 in February 2008.

The  Company  had been engaged in the business  to  provide  various  financial
services  since   it's  incorporated.   The  Company  was  not  successful  and
discontinued the majority of its operation by December 31, 2007.

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the "Exchange Agreement") with Hong Kong Merit Enterprise Limited ("Merit"), a holding company incorporated in Hong Kong. Pursuant to the terms of the Exchange Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholders of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company. The parties closed the transaction contemplated by the Agreement on February 11, 2008.

This  transaction is being  accounted  for  as  a  reverse  merger,  since  the shareholders of Merit owns a majority of the outstanding shares of the Company's common stock immediately following the share exchange. Merit is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will reflected in the consolidated financial statements for periods prior to the share exchange will be those of Merit and its subsidiaries and will be recorded at the historical cost basis. After completion of the share exchange, the Company`s consolidated financial statements will include the assets and liabilities of both Du Kang and Merit, the historical operations of Merit and the operations of the Company and its subsidiaries from the closing date of the share exchange.

Merit was incorporated on September 8, 2006 in Hong Kong under the Companies Ordinances as a Limited Liability company. Merit was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

On January 22, 2008, Merit entered into a Share Purchase Agreement (the "Purchase Agreement") with the owners of Shaanxi Huitong Food Co., Inc. ("Huitong"), a limited liability company incorporated in the People's Republic of China ("PRC") on August 9, 2007 with a registered capital of $128,200 (RMB1,000,000). Pursuant to the Purchase Agreement, Merit agreed to purchase 100% of the equity ownership in Huitong for a cash consideration of $136,722 (RMB 1,000,000). The local government approved the transaction on February 1, 2008. Subsequent to the completion of the acquisition, Huitong became a wholly-owned subsidiary of Merit.

Huitong was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship. On December 26, 2007, Huitong executed an acquisition agreement with shareholders of Shaanxi Merithui Technology Stock Co., Ltd. ("Xidenghui"), whereby Huitong agreed to acquire 98.24% of the equity ownership of Xidenghui from the shareholders. Subsequent to completion of the acquisition agreement, Xidenghui became a majority-owned subsidiary of Huitong.

Xidenghui was incorporated in Weinan City, Shannxi Province, PRC on March 29, 2001 under the Company Law of PRC. Xidenghui was engaged in the business of production and distribution of distilled spirit with a brand name of "Xidenghui". Currently, its principal business is to hold an equity ownership interest in Shannxi Baishui Dukang Liquor Co., Ltd. ("Baishui Dukang") and Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management").

Baishui Dukang was incorporated in Baishui County, Shanxi Province, PRC on March 1, 2002 under the Company Law of PRC. Baishui Dukang was principally engaged in the business of production and distribution of distilled spirit with a brand name of "Baishui Du Kang". On May 15, 2002, Xidenghui invested inventory and fixed assets, totally valued at $ 4,470,219 (RMB 37,000,000) to Baishui Dukang and owns 90.51% of Baishui Dukang's equity interest ownership, thereby causing Baishui Dukang to become a majority-owned subsidiary of Xidenghui.

On October 30, 2007, Xidenghui executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management"). Pursuant to the agreement, Xidenghui contributed cash of $95,704 (RMB 700,000), and owns 70% equity interest ownership therein. Brand Management was subsequently incorporated on November 12, 2007. Upon the completion of incorporation, Brand Management became a majority-owned subsidiary of the Xidenghui. Brand Management is principally engaged in the business of distribution of Baishui Dukang's liquor and manage the franchise of the "Baishui Du Kang" brand name.

Baishui Dukang and Brand Management are the two of these affiliated companies that are engaged in business operations. Du Kang, Merit, Huitong, and Xidenghui are holding companies, whose business is to hold an equity ownership interest in Baishui Dukang and Brand Management. All these affiliated companies are hereafter referred to as the "Company". Currently, the Company is principally engaged in the business of production and distribution of distilled spirit with the brand name of "Baishui Dukang". The Company also franchises the brand name to other liquor predictors. The Company's structure is summarized in the following chart.


	   --------------------------------------------------------
                    "China Du Kang Co., Ltd. (""Du Kang"")
               F/K/A Amstar Financial Holdings, Inc. (""AFLH"")
           Incorporated in the State of Nevada on January 16, 1987"
	   --------------------------------------------------------
                  \	Acquiring 100% equity interest on 2/11/2008
		   \	-------------------------------------------
		    \
                     \
		      \
	   --------------------------------------------------------
                  "Hong Kong Merit Enterprise Limited "Merit"
                Incorporated in Hong Kong on September 8, 2006"
	   --------------------------------------------------------
                   \	Acquiring 100% equity interest on 1/22/2007
		    \	-------------------------------------------
		     \
		      \
		       \
	   --------------------------------------------------------
             "Shaanxi Huitong Food Development Co., Inc. "Huitong"
           Incorporated in Shaanxi Province, PRC on August 9, 2007"
	   --------------------------------------------------------
                   \ Acquiring 98.24% equity interest on 12/26/2007
		    \----------------------------------------------
		     \
		      \
		       \
 	   --------------------------------------------------------
           "Shaanxi Xidenghui Technology Stock Co., Ltd. "Xidenghui"
           Incorporated in Shaanxi Province, PRC on March 29, 2001"
	   --------------------------------------------------------
					   	\   \
  	--------------------------------	 \   \		   -----------------------------
  	Acquiring 90.51% equity interest	  \   \		   Acquiring 70% equity interest
        on 5/15/2002                               \   \		   	   on 11/12/2007
  	--------------------------------------------	----------------------------------------
      			"Shaanxi Baishui Dukang"          "Shaanxi Baishui Dukang Liquor Brand
      			Liquor Co., Ltd. "Dukang         Management Co., Ltd. "Brand Management"
  		   Incorporated in Shaanxi Province,       Incorporated in Shaanxi Province,
        		  PRC on March 1, 2002"                  PRC on November 12, 2007"
	--------------------------------------------	----------------------------------------


LIQUIDITY AND CAPITAL RESOURCES AND RESULTS OF OPERATIONS AS OF SEPTEMBER 30, 2009 AND 2008 AND FOR THE NINE MONTHS THEN ENDED (UNAUDITED)



We experienced a net loss of $(197,900) for the nine months ended September 30, 2009 as compared to a loss of $(1,497,345) for the same period of 2008. Adjustments to reconcile the net loss to cash provided by operating activities included $(31,606) for minority interest for the nine months ended September 30, 2009 as compared to $(80,911) for the same period of 2008. Depreciation increased to $109,762 from $104,911 for the same respective periods. Also, amortization increased to $7,355 from $7,192.

Changes in operating assets and liabilities included a decrease in supplies from $(162,037) for the nine months ended September 30, 2008 to $70,885 for the same period in 2009. Other payables were $(67,719) as compared to $5,525 for the same periods. Similarly, the deferred revenues were $(11,545) as compared to $389,035 for the six-month period ended September 30, 2009 and 2008 respectively. Net cash used by operating activities went from $(869,196) for the nine months ended September 30, 2008 to $(16,091) for the same period ended 2009.

Purchase of fixed assets for the nine months ended September 30, 2008 were $(166,269) to $(74,804) for the same period of 2009. The loans to related parties accounted for $(55,227) for the nine months ended September 30, 2008 and $(325,736) for the same period of 2009. The net cash used by investing activities were $(221,496) and $(400,540) for the nine months ended September 30, 2008 and 2009 respectively.

Net cash provided by financing activities changed from $492,910 for the nine months ended September 30, 2008 to $245,326 for the same period of 2009. The change was entirely attributable to loans from related parties in the period of 2008. For the 2009 period, bank loans were $291,983 and payback of loans from related parties were $(46,657). Cash declined from $737,818 to $344,379 for the nine months ended September 30, 2008, and from $698,050 to $606,691 for the nine months ended September 30, 2009.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

REVENUE

Total revenues for the period ended September 30, 2009 were $1,486,899 as compared to $826,631 for the same period of 2008. These include sales of liquor, which were $805,843 for the period ended September 30, 2009 and $722,299 for the same period of 2008. The franchise fees in the period ended September 30, 2009 were $681,056, and $104,332 for the same period of 2008.

OPERATING EXPENSES

Expenses from operations totaled $735,497 and $1,605,966 for the nine months ended September 30, 2009 and September 30, 2008, respectively. The losses from operations improved from ($1,457,166) to ($99,713) for the nine months ended September 30, 2008 and 2009, respectively. Most of the improvements can be attributed to the decrease of consultant fees from $138,727 for the period ended September 30,2008 to $2,283 for the same period of 2009. Similarly, professional fees improved from $318,045 to $7,365 for those same periods. Repair and maintenance expenses likewise improved from $69,867 to $2,422 and travel and entertainment expenses showed similar improvements from $194,600 to $96,439.

Employee benefits for the nine months ended September 30, 2009 and 2008 were $15,372 and $12,337 respectively.
Depreciation and amortization expenses were $117,117 as compared to $112,103 for the nine months ended September 30, 2009 and 2008 respectively. Office expenses decreased to $79,576 from $103,980 for the same periods. Vehicle expense also improved to $22,566 from $37,369 for those periods. Utilities expenses improved to $9,477 from $18,035 for the comparable periods.

Rental expenses totaled $126,157 in the period ended September 30, 2009, as compared to $122,045 for the same period of 2008. Payroll decreased from $185,589 in 2008 to $167,437 for the same period of 2009.

LIQUIDITY AND CAPITAL RESOURCES AND RESULTS OF OPERATIONS AS OF DECEMBER 31, 2008 AND 2007 AND FOR THE YEARS THEN ENDED

The results of operations for the years ended December 31, 2007 and December 31, 2008.

REVENUES
For the year ended December 31, 2008 the total revenues of China Du Kang were $1,143,195 as compared to $745,115 for the year ended December 31, 2007. Sales of liquor constituted $953,751 for the year ended 2008, and $745,115 for the prior period. In 2008 we added revenues from franchise fees of $189,444. There were no franchise fees in the prior period.

Costs of Revenues
Total costs were $818,554 for the year ended 2008. Total costs for the prior period were $708,247. This accounted for the total costs of sales.

Gross Profits for the year ended December 31, 2008 were $324,641 as compared to $36,868 for the year ended December 31, 2007.

EXPENSES

The Company for the years ending December 31, 2008 and December 31, 2007, respectively incurred total operating expenses of $1,835,179 and $1,404,047.

For the year ended December 31, 2008 the total selling expenses were $371,397. The prior period incurred total selling expenses of $224,916.These selling expenses included advertising expenses, which decreased from $184,908 for the year ended December 31, 2007 to $136,006 for the year ended December 31, 2008. For the same periods, the promotion expenses increased greatly from $22,333 to $120,592 respectively. The travel and entertainment expenses also increased, from $17,675 to $41,547 respectively. For the year ended December 31, 2008, the package design expense accounted for $73,252. There was no package design expense for the year ended December 31, 2007.

Depreciation and amortization expense increased from $123,617 for the year ended December 31, 2007 to $152,953 for the year ended December 31, 2008. Office expense increased for the same periods from $76,064 to $126,881 respectively, and vehicle expense increased from $40,729 for the year ended December 31, 2007 to $42,034 for the year ended December 31, 2008.

Professional fees increased to $319,887 as of December 31, 2008 from $19,430 as of December 31, 2007. There was an increase in consultancy fees for the same periods from $42,415 to $68,758.

For the periods from December 31, 2007 to December 31, 2008, travel and entertainment expense decreased from $240,888 to $215,369 respectively. Expenses for repair and maintenance also decreased from $113,310 to $72,758 respectively. Rental expense increased from $124,924 to $161,841 respectively. Utilities expense increased slightly from $15,981 to $23,135 respectively.

For the years ending December 31, 2007 and December 31, 2008, our payroll expenses increased from $175,228 to $248,828. Employee benefit and pension expense decreased significantly from $41,341 for the year ended December 31, 2007 to $15,510 for the year ended December 31, 2008. Other general and administrative expenses decreased significantly as well, from $165,204 to $15,828 respectively.

Loss from Operation for the year ended December 31, 2008 was $(1,510,538); for the year ended December 31, 2007, loss from operation was $(1,367,179.)

Loss before income tax and minority interest was $(1,591,791) as of December 31, 2008 and $(1,524,337) as of December 31, 2007 as there was no provision for income tax. This figure included interest income of $3,000 for December 31, 2008 and $11,947 for December 31, 2007. Total other expense was $(81,253) for the year ended December 31, 2008, and $(157,158) for the prior period. Our net loss was $(1,502,067) at December 31, 2008 and $(1,482,180) for December 31,
2007. This included minority interest of $89,724 as of December 31, 2008 and $42,157 for 2007.

LIQUIDITY AND CAPITAL RESOURCES

Our auditors have noted that there is substantial doubt about our ability to continue as a going concern. The company had an accumulated deficit of $16,904,363 at December 31, 2008 that includes losses of $1,502,067 and $1,482,180 for the year ended December 31, 2008 and 2007, respectively. In addition, the Company had a working capital deficiency of $11,410,023 and a shareholders' deficiency of $6,568,764 at December 31, 2008. The company relied heavily for its financing needs on its shareholders/directors. The total contributions from related parties were $14,318,396 for the year ended December 31, 2008 as compared to $12,206,510 for the year ended December 31, 2007. This consisted of 8 loans from directors and 6 loans from affiliates.

We will have to seek other sources of financing or we may have to curtail our business plans. There is no assurance that any other sources of financing will be available or at a reasonable cost. We anticipate expenses as described elsewhere in this filing. As of December 31, 2008, we had a net loss of $(1,502,067) as compared to $(1,482,180) for the year ended December 31, 2007 and a stockholders' deficit of $(6,568,764), as compared to $(4,725,923) for the period ended December 31, 2007.

There were adjustments to reconcile net income as follows: depreciation increased from $114,806 in the year ended December 31, 2007 to $143,314 in the year ended December 31, 2008. For the same periods, amortization increased from $8,811 to $9,639 respectively. As of December 31, 2008 minority interest was $(89,724), as compared to $(42,157) in 2007.

Net cash used by operating activities experienced a change improving to $(1,169,098) at December 31, 2008 from $(1,727,006) at December 31, 2007.

Net cash used by investing activities also experienced a change to ($554,304) for the year ended December 31, 2008 from ($294,424) for the year ended December 31, 2007. Most of the change can be attributed to cash used to acquire Huitong in 2008 of ($136,722) and loans to related parties of ($217,388) for the year ended December 31, 2008. Purchases of fixed assets went to ($200,194) from ($383,070) at December 31, 2008 and 2007 respectively.

Net cash provided by financing activities increased to $1,409,517 for the year ended December 31, 2008 from $1,179,663 for the year ended December 31, 2007. This change was largely occasioned by the loans from related parties in 2007 of $1,042,941 increasing to $1,272,795 in the year ended December 31, 2008. Proceeds from capital contributions in both periods were $136,722.

Cash at the end of the period declined from $737,818 at December 31, 2007 to $698,050 at December 31, 2008. For the period ended December 31, 2007 effects of exchange rates was $(240,623) and increased to $274,117 at December 31, 2008. Cash at the beginning of the period declined to $737,818 at December 31, 2008 and had been $1,820,208 at December 31, 2007.

IMPACT OF INFLATION.

We believe that inflation will have a negligible effect on operations. The Company can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

LIQUIDITY AND CAPITAL RESOURCES.

Access to short and long term sources of cash is important to the continuation of our research and development and commencement of our operations. Our ability to operate is limited by our financial capacity to obtain cash and additional lines of credit in the future.

We use cash primarily for:

      - research and development

      - general and administrative costs

      -and other operating expenses.

So far, we have received cash primarily from shareholder loans and paid in capital.

ASSETS

As of December 31, 2008, we had total assets of $9,293,486 as compared to assets at December 31, 2007, of $8,762,054. The change was due to a reduction in cash and cash equivalents from $737,818 to $698,050 and prepaid expenses decreased from $986,285 at December 31, 2007 to $511,243 at December 31, 2008. Current assets were $4,006,948 which included the cash as well as the prepaid expenses and $2,267,383 in inventory and $8,248 in other receivables at December 31, 2007. Current assets were $4,400,895 at December 31, 2008 which included the prepaid expenses, $2,959,595 in inventory and $3,494 in other receivables. The amount due to related parties increased significantly from $7,214 in the year ended December 31, 2007 to $228,513 in the year ended December 31, 2008.

A chart of the prepaid expenses is as follows:


Prepaid expenses consist of the following:


					December 31,	December 31,
					2008		2007
					-----------	-----------

Machinery and parts			$    10,664	$     2,846
Raw materials				     16,129		438
Packing and supply materials		    103,727	    493,141
Repair & maintenance				  -	    101,668
Advertising advance				  -	      6,836
Project advance				      7,878		  -
Advance to consultants				  -	      3,814
Prepaid rental expenses			    372,845	    364,592
Prepaid office expenses				  -	     12,950
					-----------	-----------
	Total				$   511,243	$   986,285
					===========	===========

A chart of the company's property plant equipment is as follows:

PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:
					December 31,	December 31,
					2008		2007
					----------	----------
Building and warehouses			$2,913,855 	$2,607,737
Machinery and equipment			 1,820,095 	 1,615,659
Office equipment and furniture		   191,029 	   151,780
Motor vehicles				   491,005 	   473,304
				   	 5,415,984 	 4,848,480
					----------	----------
Less: Accumulated depreciation		(2,362,458)	(1,862,367)
					 3,053,526 	 2,986,113
					----------	----------
Add: Construction in progress		    12,231 	    47,853
					----------	----------
     Total				$3,065,757 	$3,033,966
					==========	==========

Liabilities

As of December 31, 2008, we had current liabilities of $15,810,918, consisting of $96,627 in accrued expenses and $28,200 in other payables. As of December 31, 2007, we had current liabilities of $13,354,465, consisting of $78,887 in accrued expenses and $25,243 in other payables. The largest liability was an amount due to related parties of $14,318,396, up from $12,206,510 at December 31, 2007. We had deferred revenue of $395,426 and $78,786 in employee's security deposits as compared to none of either at December 2007.

Stockholder's Equity

  The number of our common stocks issued and outstanding was 100,113,791 and 88,000,000 as of December 31, 2008 and 2007, respectively. There was a stockholders' deficit of (6,568,764) in 2008 as compared to (4,725,923) in the prior period. The total liabilities and stockholders' equity for the years ending December 31, 2008 and 2007 were $9,293,486 and $8,762,054, respectively. Our registered capital was $19,178,986 and $19,191,100 as of December 31, 2008 and 2007, of which (8,507,724) was to be received as of both December 31, 2008 and 2007.
"Capital to-be received" principally represents the difference between the historical cost and the appraised value of the property, which the owners contributed to China Du Kang. The Company does not expect to collect any portion of this sum, but reflects this amount on its financial statements as set forth below.

In PRC, when a company is formed, its articles of incorporation are filed with the local government and must indicate the amount of capital that the owners will contribute to the company, which is called registered capital. The owners can contribute the registered capital within certain period of time after the company is formed.

We had an accumulated deficiency of $(16,904,363) as compared to $(15,402,296) at December 31, 2007, which included $(435,777) and $(226,157) in accumulated other comprehensive income at December 31, 2008 and 2007 respectively.

If we are able to commence operations, we will likely need additional financing as we will not likely be able to substantially rely on the revenue from our business. If the projected revenues fall short of needed capital we may not be able to commence operations or sustain our projected growth. There can be no assurance that additional capital in the future will be available to us when needed or available on terms favorable to the Company.


Off-Balance Sheet Arrangements.
None.

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Foreign Currencies Translation

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People's Bank of China ("PBOC") prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity. Gain and losses resulting from foreign currency transactions are included in operations.

The Company's financial statements are translated into the reporting currency, the United States Dollar ("US$"). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income (loss) in the consolidated statement of shareholders' equity.

Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of changes in owners' equity and amounted to $(444,772) and $(435,777) as of September 30, 2009 and December 31, 2008, respectively. The balance sheet amounts with the exception of equity at September 30, 2009 were translated at 6.838 RMB to $1.00 USD as compared to
6.854 RMB at December 31, 2008. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the nine months ended September 30, 2009 and 2008 were 6.843 RMB and 7.000 RMB, respectively.

Others Receivable

Others receivable principally includes advance to employees who are working on projects on behalf of the Company. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable, and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

Inventory

Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work-in-progress are valued on the weighted-average-cost method. Elements of costs in finished good and work-in-progress include raw materials, direct labor, and manufacturing overhead.

Statement of Cash Flows

In accordance with FASB guidance, cash flows from the Company's operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue Recognition

The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to unaffiliated customer, title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed or determinable.

The Company does not provide an unconditional right of return, price protection or any other concessions to our customers. Sales returns and other allowances have been immaterial in our operation.

Deferred Revenue

Deferred revenue consists of prepayments to the Company for products that have not yet been delivered to the customers. Payments received prior to satisfying the Company's revenue recognition criteria are recorded as deferred revenue.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk. All banks with which we hold deposits in PRC are majority-owned by the state and no bank has ever bankrupted since PRC was established in 1949. Generally, there is no insurance provided on bank deposits in PRC. However, all deposits may be redeemed upon demand and therefore bear minimal risk.

ITEM 3. Properties

							September 30,
							2009
							(unaudited)
							------------

Building and warehouses					$2,925,165
Machinery and equipment					 1,847,064
Office equipment and furniture				   194,176
Motor vehicles						   329,448
							------------
							$5,295,853

Less:  Accumulated depreciation				(2,598,845)
							------------
							 2,967,008

Add:  Construction in progress				    58,071

Total							$2,755,079




Property, Plant and Equipment

charged to operations was $109,762 and $104,911 for the nine months ended September 30, 2009 and 2008, respectively. The property, plant and equipment shown in the chart are those held directly by the Company. Remaining
properties  are  owned  per  an  operational  lease  and  are   therefore   not
capitalized.


    Pursuant to the lease agreement, Baishui Dukang is required to absorb the pension and unemployment insurance expenses of Sanjiu's original employees until they all reach their retirement age. Pursuant to the applicable laws in PRC, male employees retire when they reach 60 years old, while female employees retire when they reach 55 years old. Accordingly, Sanjiu's original employees will gradually retire until Year 2032. The pension and unemployment insurance expenses are based on a certain percentage of the employees' gross payroll. The percentage may be changed as the applicable law is amended. In practice, the expenses can be based on the local average salary published by the local government. Over the life of the lease, the Management anticipates the percentage will remain the same while the local average salary will increase 8% annually. The number of employees that we need to absorb their pension and unemployment insurance expenses will gradually decrease as they reach their retirement ages. To the best of our estimation, we anticipate the future payment for pension and unemployment insurance expenses as following:



Estimated Pension and Unemployment Insurance Expenses

			Pension Insurance Expense				    Unemployment Insurance Expense			     Total
			-------------------------				    ------------------------------			     -----
Year	Province   Annual	Per-	No of	Estimated pension	City	      Annual	Per-	No. of	   Estimated	   USD$1.00=RMB 6.83720
	average	   increase	cent-	employ-	insurance expense	average	      increase	cent-	employees  pension		@12/31/2009
	salary	   rate		age	ees	(RMB)			salary	      rate	age		   insurance
	(RMB)								(RMB)					   expense
											(RMB)	(USD)
2009	  13,764 	8%	20%	325	         894,629 	  10,964 	8%	2.50%	325	      89,084 	      983,713 	    143,877
2010	  14,865 	8%	20%	316	         939,443 	  11,841 	8%	2.50%	316	      93,546 	   1,032,989 	    151,084
2011	  16,054 	8%	20%	309	         992,123 	  12,789 	8%	2.50%	309	      98,792 	   1,090,915 	    159,556
2012	  17,338 	8%	20%	301	       1,043,752 	  13,812 	8%	2.50%	301	     103,933 	   1,147,685 	    167,859
2013	  18,725 	8%	20%	282	       1,056,097 	  14,917 	8%	2.50%	282	     105,162 	   1,161,259 	    169,844
2014	  20,223 	8%	20%	268	       1,083,960 	  16,110 	8%	2.50%	268	     107,937 	   1,191,896 	    174,325
2015	  21,841 	8%	20%	258	       1,126,994 	  17,399 	8%	2.50%	258	     112,222 	   1,239,216 	    181,246
2016	  23,588 	8%	20%	244	       1,151,107 	  18,791 	8%	2.50%	244	     114,623 	   1,265,730 	    185,124
2017	  25,475 	8%	20%	228	       1,161,674 	  20,294 	8%	2.50%	228	     115,675 	   1,277,350 	    186,823
2018	  27,513 	8%	20%	215	       1,183,074 	  21,917 	8%	2.50%	215	     117,806 	   1,300,880 	    190,265
2019	  29,714 	8%	20%	199	       1,182,633 	  23,671 	8%	2.50%	199	     117,762 	   1,300,396 	    190,194
2020	  32,092 	8%	20%	173	       1,110,368 	  25,564 	8%	2.50%	173	     110,566 	   1,220,934 	    178,572
2021	  34,659 	8%	20%	148	       1,025,903 	  27,610 	8%	2.50%	148	     102,156 	   1,128,059 	    164,988
2022	  37,432 	8%	20%	135	       1,010,653 	  29,818 	8%	2.50%	135	     100,637 	   1,111,290 	    162,536
2023	  40,426 	8%	20%	113	         913,630 	  32,204 	8%	2.50%	113	      90,976 	   1,004,606 	    146,932
2024	  43,660 	8%	20%	102	         890,668 	  34,780 	8%	2.50%	102	      88,689 	     979,358 	    143,240
2025	  47,153 	8%	20%	77	         726,157 	  37,563 	8%	2.50%	77	      72,308 	     798,465 	    116,782
2026	  50,925 	8%	20%	52	         529,623 	  40,568 	8%	2.50%	52	      52,738 	     582,361 	     85,175
2027	  54,999 	8%	20%	41	         450,994 	  43,813 	8%	2.50%	41	      44,908 	     495,903 	     72,530
2028	  59,399 	8%	20%	25	         296,996 	  47,318 	8%	2.50%	25	      29,574 	     326,570 	     47,764
2029	  64,151 	8%	20%	18	         230,944 	  51,103 	8%	2.50%	18	      22,997 	     253,941 	     37,141
2030	  69,283 	8%	20%	12	         166,280 	  55,192 	8%	2.50%	12	      16,558 	     182,837 	     26,742
2031	  74,826 	8%	20%	6	          89,791 	  59,607 	8%	2.50%	6	       8,941 	      98,732 	     14,440
2032	  80,812 	8%	20%	1	          16,162 	  64,376 	8%	2.50%	1	       1,609 	      17,772 	      2,599
Total	 	 	 	 	     	      19,273,656 	 	 	 	 		   1,919,199 	  21,192,854 	  3,099,639




Lease

On March 4, 2002, Baishui Dukang signed a lease agreement with Shaanxi Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu"), pursuant to which Dukang agreed to lease all fixed assets of Sanjiu for a period of 20 years, which was latterly extended to 30 years. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd. On April 30, 2005, Baishui Dukang signed a supplemental lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Dukang agreed to continue to lease all fix assets of Sanjiu for the rest of the original 30-year period. Bai Shui Dukang also agreed to pay $362,450 (RMB 3,000,000) to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. Baishui Dukang amortized the $ 362,450 (RMB 3,000,000) over a 27-year beneficial period. Dukang paid $126,157 and $122,045 for Sanjiu's original employees' pension and unemployment insurance expenses in the nine months ended September 30, 2009 and 2008, respectively.

ITEM 4.SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

                            PRINCIPAL SHAREHOLDERS

The following table contains certain information as of December 23, 2009 as to the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each person who is a Director of the Company, (iii) all persons as a group who are Directors and Officers of the Company, and as to the percentage of the outstanding shares held by them on such dates and as adjusted to give effect to this Offering.

Name and Position       		Shares    	Percentage
Wang Yongsheng          		9,030,000 	9.05%
CEO, Director

Liu Su Ying             		0         	0%
Chief Financial Officer, Director

Nie fen Ying            		4,000,000 	4.01%
Director

Deng Guo Gang           		8,800,000 	8.82%

Totals                  		13,030,000	13.06%


The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.

ITEM 5.DIRECTORS AND EXECUTIVE OFFICERS.

                                              DATE OF              PERCENT OF
NAME             AGE          TITLE           APPOINTMENT          TIME DEVOTED
----		 ---	      -----	      -----------	   ------------
Wang Yongsheng   36           CEO             05-Jan-08            100%
Liu Su Ying      58           Chief Financial Officer05-Jan-08     100%
Nie fen Ying     43           Director        05-Jan-08            100%

WANG YONGSHENG, 36, VICE CHAIRMAN

Mr. Wang also serves as chairman of one of the company's subsidiaries Bai Shui Du Kang Liquor Co.,Ltd.. He Studied EMBA in Xi'an Jiao Tong University, and obtained his certificate. He was the vice general manager of Du Kang Liquor Limited Liability Company in 2002. Mr. Wang served as the purchasing and supplying manager and as the vice producing director of Xi Deng Hui Alcohol Co. Ltd. in 1996.Currently, he is the Chief Executive Officer of China Dukang Co.,Ltd.

LIU SU YING,   58,    CFO.

Passed  the Adult Self*Study Examination in Shaanxi from 1987  to  1990  major:
Accounting.
From 1990 to 1998 she was deputy section chief of accounting department of Shaanxi Wei Nan Textile Factory. In 1999 she worked in Shaanxi Hui Huang Construction and Building Material Company as manager of accounting department. In 2001, she was appointed as the CFO of Shannxi Xidenghui Technology Co.,Ltd. Currently she is the CFO of China Dukang Co.,Ltd.

NIE FEN YING, 42, DIRECTOR

Nie Fen Ying graduated from Xian Yang Normal University majoring in physical distribution management. After 3 years of studying, she served as sales manager in Shaanxi Bai Shui Dukang Liquor Co., Ltd. from 2001 to 2003 which is a liquor production and sales company. Since then she has been sales manager of Shaanxi Xi Deng Hui Stock Co., Ltd. which is holding company of the company she first served in after acquisition in 2003. Currently, she is appointed as the Director of China Dukang Co.,LTD.

Under the bylaws of the company, directors are elected at each annual meeting of the stockholders and serve until a successor has been duly elected and qualified except upon death, resignation, or removal. Vacancies on the Board of Directors may be filled by appointment by the remaining directors until the next shareholder meeting. Presently, directors are not compensated for their service in such capacities but are permitted reimbursement of any costs or expenses of attendance. The company is not aware of any current legal proceedings or legal proceedings that have occurred within the past 5 years as to any current director.

The prior CEO and Chairman of the Board of Directors, Howard Wayland, Jr., remained as a member of the Board of Directors until August 26, 2008. Mr. Wayland filed for protection from creditors under Chapter 7 of the United States Bankruptcy Code shortly after his resignation as a director of the company.

ITEM 6.EXECUTIVE COMPENSATION

No compensation was awarded to or paid to any executive officer or director of the Company during the years 2008, 2007, and 2006 other than as shown in the table below.

The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued.

SUMMARY COMPENSATION TABLE



Name and		Year	Salary	Bonus	Other		Restricted	Securities	LTIP
Principal Position		($)	(5)($)	Annual		Stock		Underlying	Payouts
						Compensation	Award(s)	Options		($)
						($)		($)		(#)

Wang Yongsheng CEO

			2006	2,151	0	0		0		0		0
			2007	3,474	0	0		0		0		0
			2008	3,026	0	0		0		0		0

Liu Su Ying CFO
			2006	2590	0	0		0		0		0
			2007	3250	0	0		0		0		0
			2008	3550	0	0		0		0		0

Nie Fen Ying
Director		2006	2,454	0	0		0		0		0
			2007	3,150	0	0		0		0		0
			2008	3,447	0	0		0		0		0


ITEM 7.CERTAIN   RELATIONSHIPS   AND   RELATED   TRANSACTIONS,   AND   DIRECTOR
INDEPENDENCE

We have entered into or acquired a series of transactions with related parties including our affiliate companies and member of our board of directors. Most of these transactions are related to acquisitions of the affiliate companies. The related party transactions are all loans made on a demand note basis by the related party to the Company. There is no security or collateral and no definite time for repayment.


									September 30,	December 31,
									2009		2008
Name of Related Party					Description	(unaudited)
									-----------	-----------

Shaanxi Dukang Group Co., Ltd.				Affiliate	$   267,217	$   471,244
Shaanxi Zhongke Spaceflight Agriculture
	Development Stock Co., Ltd.			Affiliate	     33,506	     33,512
Shaanxi Baishui Dukang Marketing Management Co., Ltd.	Affiliate	     12,853	      1,179
Shaanxi Baishui Dukang Commerce and Trade Co., Ltd.	Affiliate	     72,126	     72,853
Shaanxi Baishui Dukang Spirits Industry
	Development Co., Ltd.				Affiliate	  1,215,936	    876,721
Shaanxi Changjiang Electric Power and Energy
	Sources Co., Ltd.				Affiliate		  -	    291,792
Mr. Hongjun Zhang					Director	  3,179,492	  3,058,821
Mr. Guoqi Diao						Director	    392,645	    392,107
Ms. Ping Li						Director	    582,237	    581,438
Mr. Pingjun Nie						Director	  4,386,284	  4,380,268
Ms. Hong Ge						Director	    264,354	    263,991
Mr. Hailong Tian					Director	  2,764,471	  2,760,680
Ms. Min Chen						Director	    356,249	    355,761
Mr. Shengli Wang					Director	    779,097	    778,029
									-----------	-----------
	Total								$14,306,467	$14,318,396
									===========	===========


ITEM 8.LEGAL PROCEEDINGS

The Company's prior CEO, Howard Wayland, Jr., filed for protection from creditors under Chapter 7 of the United States Bankruptcy Code in Houston, TX. Mr. Wayland resigned as CEO in 2008 and resigned as a director prior to filing the petition. Mr. Wayland discharged, among other things, various guarantees he had made in connection with the prior operations of the Company.

We are not presently involved in any litigation that is material to our business. We are not aware of any pending or threatened legal proceedings. In addition, none of our officers, directors, promoters or control persons has filed or been involved for the past five years:

 - in any bankruptcy petition

 - in any conviction of a criminal proceeding or involved in a pending criminal proceeding (excluding traffic violations and minor offenses)

 - is subject to any order, judgment or decree enjoining, barring suspending or otherwise limiting their involvement in any type of business, securities, or banking activities,

 - or has been found to have violated a federal or state securities or commodities law.

There have been no securities trading suspensions by any regulator, and there is no pending or threatened litigation for which the adverse effect, assuming an unfavorable outcome, would exceed $25,000.



ITEM 9.MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
           COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently on an extremely limited trading market for our shares of Common Stock, under the symbol "CDKG." Until the filing of this Form 10, we have not provided public information and our symbol contained a "skull and crossbones" insignia on the pink sheets. In 2007, the Pink Sheets Electronic OTC Markets developed OTC marketiers that were designed to provide investors with rankings as to how well companies disclosed financial information and other pertinent information to the public. The marketiers ranged from trusted to transparent to distressed to dark and finally, toxic. The toxic designation was noted with a skull and crossbones "caviat emptor" or "buyer beware" insignia. This designation indicated a public interest concern associated with the company and blocked the publication of stock quotes on pinksheets.com. The company now has a "yield sign" which denotes limited information. This tier indicates that the company has limited financial information or has not been filing for more than 6 months. This designation does permit publication of stock quotes on pinksheets.com and the company currently has published quotes and other information available on pinksheets.com.

We are filing this information partly to provide such information to the public although there can be no assurance that a more substantial market will ever develop or be maintained. Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock. Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value. The present limited quotations of our Common Stock should not be considered indicative of the actual value of the Company or our Common Stock.



Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price. Management believes that we currently have approximately 9,000 holders of common stock as of December 21, 2009.


The Company's Common Stock is traded over-the-counter and quoted from time to time in the Pink Sheets Electronic OTC Markets under the trading symbol "CDKG.PK". Consequently, there is currently no established public trading market for the Company's Common Stock. The following table sets forth the range of high and low bid prices as reported by the Pink Sheets Electronic OTC Markets for the periods indicated. Such quotations represent inter-dealer prices without retail markup, markdown, or commission, and may not necessarily represent actual transactions. As of November 25,2009, the opening bid was $.10 and the closing bid was $.10 with 5000 shares traded.

				  BID PRICE
CALENDAR YEARS   BY QUARTER       HIGH   	   LOW
2009 Interim     First            $0.01            N/A
                 Second           0.0475           0.01
                 Third            0.05             0.01

 2008            First            $0.02            0.01
                 Second           0.11             0.11
                 Third            0.05             0.01
                 Fourth           N/A              0.02

 2007            First            $0.08            0.02
                 Second           0.48             0.023
                 Third            0.1              0.03
                 Fourth           0.02             0.065

Shaanxi Xi Deng Hui Technology Stock Co. Ltd. is a holding company which was established on March 29, 2001 after being restructured as an enterprise with added capital. The current registered capital is 129,000,000 RMB ($17,793,103
USD). On January 31, 2008, Shaanxi Xi Deng Hui Technology Stock Company, Ltd. purchased a majority interest in Amstar Financial Holdings, Inc. (formerly
AFLH) in a reverse merger. The company's new name is CHINA DU KANG CO.LTD.., now listed as CDKG.

Shaanxi Xi Deng Hui Technology Stock Co. Ltd., holds

      - 90.51% of Shaanxi Bai Shui Du Kang Liquor Co., Ltd.
      - 70% of Shaanxi Bai Shui Du Kang Brand Management Co., Ltd.

These two companies respectively manufacture and sell the famous white wine known as Du Kang. Du Kang is one of the most famous Chinese white wine brands, and Shaanxi Bai Shui Du Kang Liquor Co. Ltd owns the "Baishui Du Kang" brand. Shaanxi Bai Shui Du Kang also owns three other brands of beverage. These brands include Bai Shui Du Kang, Thirteen Dynasties and Jiu Zu Gong. Shaanxi Xi Deng Hui Technology Stock Co. Ltd. has also invested 12,000,000 RMB ($1,655,172
USD) into Huanghe Wetland Part Co. Ltd., and holds 7.9% ownership in Huanghe Wetland Company. Huanghe Wetland Company is engaged in the theme park business, and began in 2007. At the present, Shaanxi Xi Deng Hui Technology Stock Co. Ltd. businesses involve the production and sales of Bai Shui Du Kang liquor, and also focuses on tourism and trading.

Shaanxi Xi Deng Hui Stock Co., Ltd. is the first company to cooperate with The Chinese Academy of Sciences on a spaceflight Shenzhou and shipped Du Kang yeast which is used into Du Kang Liquor brewing for the flight. At present, Du Kang has 6000 ton production capacity per year including (brewing and packaging). Liquor products unit price ranges from $2.00 USD to $150.00 USD. Du Kang Sales Co. Ltd. has set and implemented new sales strategy, including "sales territory covering hundreds of counties" and "1950 project" since July 2007. Du Kang Liquor products now are sold in most cities in China. In northeast, north and middle areas of China there are long-term contracts with agencies. In 2007 Du Kang liquor productions market share has risen 40%. In Shaanxi province we have franchise stores in Bai Shui, Han Cheng, Fu Ping Pu Cheng, Da Li, Wei Nan city. Throughout China the Du Kang market sales, awareness and brand image is broadening.

There are almost 1.5 billion people in China; the liquor consumption market is very great.



ITEM 10.RECENT SALES OF UNREGISTERED SECURITIES

On or about January 28th 2008 the company issued 88 million shares to Mr. Deng Guo Gang as trustee for the shareholders of Hongkong Merit Enterprise ("Merit"), limited, a Hongkong business corporation, which shares were in turn distributed to 9,146 shareholders of merit all of whom where citizens and residents of The people's Republic of China. Under the terms of the plan of merger in exchange, we received 100% of the shares of Merit. Thereafter, Merit exchanged the shares held to their non-U. S. shareholders, being the shareholders of China Du Kang. As a result of these transactions the business of a Merit and its subsidiaries became the business of the Company.

We believe the securities offered in the exchange, including the common stock, were issued and sold in reliance upon exemptions from registration contained in Regulation S promulgated there under, which exempt transactions by an issuer not involving any public offering and issuances to non-US persons. The issuance of the shares was undertaken without general solicitation or advertising. Each recipient of the shares was a non- US person as defined in Regulation S, was acquiring the shares of for investment purposes and not with a view to any public resale or other distribution and otherwise met the requirements of Regulation S. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933 pursuant to Regulation S.

All shares were issued through the following exemptions: Rule 506 and Rule 701 of the securities these were made in three offerings. However the main exemption to unregistered securities was made through the petition of fairness listed above (in this section number 1). This petition of fairness relied under section 3(a)(10) of the Securities Act of 1933 and was approved. An order granting this petition of fairness was signed on December 18, 2006 by a judge in State of Nevada, County of Elko, case number CV-C-06-1016. At the time of the fairness hearing, Amstar had 18,662,000 shares of common stock issued and outstanding to its shareholders. All of the issued and outstanding shares of Amstar were exchanged for 18,662,000 shares of common stock of Premier Organic Farms Group, Inc. The order issued from the fairness hearing covered the 18,662,000 shares, which represented all of the issued and outstanding shares at the time. This in effect made all shares issued free trading shares. Shares officers and control persons are still subject to rule 144 regarding their disposition of shares.

POFG was originally incorporated in the State of Nevada in January 1997 as US Power
Systems, Inc. In 2006, the company changed its name to Premier Organic Farms Group, Inc., following its acquisition of Premier Organic Farms Corporation, which was an organic farming enterprise utilizing aquaculture and hydroponics in farming operations. Immediately prior to commencing negotiations with Amstar, POFG spun off its farming subsidiary in September 2006 through a mutual rescission agreement, and began focusing its efforts on the multi-billion dollar mortgage industry opportunity afforded by Amstar.

On or about November 30, 2005 the company issued 100,000,000 shares of restricted common stock as payment to First American Stock Transfer for services rendered. This was duly confirmed the board after the event.

POFG's President and Director, Stanley F. Wilson, acquired control of POFG in March 2006, through the purchase of 100,000,000 shares of the company which were originally issued to 1st American Transfer, the company's transfer agent, in November 2005 for unpaid services rendered by the transfer agent. Following the acquisition of Amstar, Mr. Wilson will be stepping down as an officer and director of the company, but will provide consulting services to Amstar.

On or about April 20, 2006 the Company undertook a private offering, exempted under Section 4(2) and Rule 504 of Regulation D and 20,000,000 restricted shares were sold. Stanley F. Wilson had an employment contract to issue 200,000,000 shares of common on or about April 11, 2006 which were canceled on or about June 6, 2006.

In November, 2006 POFG agreed to issue 18,662,000 shares directly to the shareholders of Amstar International shareholders in a stock for stock exchange for all of the issued and outstanding shares of Amstar. The exchange was submitted for a fairness hearing in the General Courts of Justice in the State of Nevada under 3(a)10 of the Securities Act of 1933, as amended. An Order approving the fairness of the exchange was issued in December 2006.

On or about January 31, 2008 the company issued 88,000,000 shares to Zhang Hong Jun, the sole shareholder of HONGKONG MERIT ENTERPRISE LIMITED ("MERIT"). Mr. Zhang Hong Jun was a "non-US person," being a citizen and resident of the People's Republic of China. Mr. Zhang Hong Jun thereafter distributed the 88,000,000 shares to the shareholders of China Du Kang, all of which were "non-US persons," being citizens and residents of the People's Republic of China. We believe that the securities exchanged to the non-US persons were private placements under Section 4(2) under the Securities Act of 1933, as amended and exempt from registration under Regulation S as promulgated under the Act.

AFLH also issued 362,200 shares of newly issued common voting shares to Sedgefield Capital Corporation for consulting services rendered by Sedgefield prior to the reverse acquisition by Hongkong Merit Enterprise Limited. The Company then changed its name to China Du Kang.

In June, 2008, the Company issued a total of One Million Shares to four persons, including 850,000 shares 3 non-US persons or entities residing in China and 150,000 shares to their securities counsel, valued at the market price of $0.04 per share. These shares were issued to defray costs of maintaining the public corporation, preparation of business plan information, conformation of financial and legal information, and related services. We believe that the securities exchanged to the non-US persons were private placements under Section 4(2) under the Securities Act of 1933, as amended and exempt from registration under Regulation S as promulgated under the Act.

ITEM 11.DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The company is only registering its class of common stock at this time. There are 250,000 of common shares of common stock in the amended articles of incorporation which were filed in the Nevada Secretary of State on or about February 11, 2008.

The Company's authorized capital consists of 250,000,000 shares of Common Stock and 5,000,000 shares of convertible preferred shares, each with par value $.001. We have issued 100,113,791 shares of Common Stock, which are currently outstanding and no preferred shares.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our stockholders may not cumulate their votes. Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock). Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. Each share of Common Stock shall be entitled to the same rights and privileges as every other share of Common Stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series of Preferred stock.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of preferential amounts to the holders of shares of Preferred Stock, the common stockholders will be entitled to receive all of the remaining assets of the Corporation. Each stockholder is entitled to a ratable distribution in proportion to the number of shares of Common Stock held by them. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Subject to the preferential and other dividend rights applicable to Preferred Stock, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock.

Preferred Stock

Under Nevada law, we have authorized up to a total of 5,000,000 preferred shares "blank check" preferred stock. Nevada law permits broad discretion is determining the rights and preferences of blank check preferred stock. The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The preferred stock shall have voting rights over the voting rights of common stock as established by the Board of Directors.The Board of Directors hereby is authorized to cause such shares to be issued in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The Board of Directors is authorized to cause preferred shares to be issued in one or more classes or series and with may designate preferences with respect to each such class or series. Each class or series may have designations, powers, preferences and rights with respect to the shares of each such series as well as qualifications, limitations or restrictions.

Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock. Each new series of preferred stock may have different right s and preferences that may be established by our board of directors. We may offer preferred stock to our officers, directors, holders of 5% or more of any class of our securities, or similar parties except on the same terms as the preferred stock is offered to all other existing or new stockholders.

The Board may determine the rights and preferences of future series of preferred stock such as:

      - Shares;
      - Dividends;
      - Conversion rights to common stock or other securities;
      - Voting rights;
      - Preferential payments upon liquidation;
      - Establishment of reserves for preferred payments; and
      - Redemption prices to be paid upon redemption of the preferred stock.

Common Stock - General Provisions. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Company.

Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefore.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Common Stock - Other Provisions.
(a) Voting Rights.   The shares of Common Stock shall have the following voting rights:

   (1) Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote.

Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

(b) Dividends and Distributions. Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore; provided, however, that in no event may the rate of any dividend payable on outstanding shares of any class of Common Stock be greater than the dividend rate payable on outstanding shares of the other class of Common Stock. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock. In no event will shares of Common Stock be split, divided or combined unless the outstanding shares of the Common Stock shall be proportionately split, divided or combined.

ITEM 12.INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change or control.

ITEM 13.FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS

Flowchart of Business Organization


	   --------------------------------------------------------
                    "China Du Kang Co., Ltd. (""Du Kang"")
               F/K/A Amstar Financial Holdings, Inc. (""AFLH"")
           Incorporated in the State of Nevada on January 16, 1987"
	   --------------------------------------------------------
                  \	Acquiring 100% equity interest on 2/11/2008
		   \	-------------------------------------------
		    \
                     \
		      \
	   --------------------------------------------------------
                  "Hong Kong Merit Enterprise Limited "Merit"
                Incorporated in Hong Kong on September 8, 2006"
	   --------------------------------------------------------
                   \	Acquiring 100% equity interest on 1/22/2007
		    \	-------------------------------------------
		     \
		      \
		       \
	   --------------------------------------------------------
             "Shaanxi Huitong Food Development Co., Inc. "Huitong"
           Incorporated in Shaanxi Province, PRC on August 9, 2007"
	   --------------------------------------------------------
                   \ Acquiring 98.24% equity interest on 12/26/2007
		    \----------------------------------------------
		     \
		      \
		       \
 	   --------------------------------------------------------
           "Shaanxi Xidenghui Technology Stock Co., Ltd. "Xidenghui"
           Incorporated in Shaanxi Province, PRC on March 29, 2001"
	   --------------------------------------------------------
					   	\   \
  	--------------------------------	 \   \		   -----------------------------
  	Acquiring 90.51% equity interest	  \   \		   Acquiring 70% equity interest
        on 5/15/2002                               \   \		   	   on 11/12/2007
  	--------------------------------------------	----------------------------------------
      			"Shaanxi Baishui Dukang"          "Shaanxi Baishui Dukang Liquor Brand
      			Liquor Co., Ltd. "Dukang         Management Co., Ltd. "Brand Management"
  		   Incorporated in Shaanxi Province,       Incorporated in Shaanxi Province,
        		  PRC on March 1, 2002"                  PRC on November 12, 2007"
	--------------------------------------------	----------------------------------------


Keith Zhen, our independent registered public accountant, has advised us that he personally conducted all of the audit field work while present in our office in Xi'an City, PRC. No foreign audit firm played a role in the preparation or furnishing of the audit reports. Although Mr. Zhen was trained as an accountant in the U.S. and maintains his principal office in Brooklyn, New York, Mr. Zhen has concluded that it is appropriate for him to render the audit report on our financial statements because Chinese is his native language, he specializes in providing accounting services to SEC filers whose operations are located in China, and he spends a considerable portion of each year within the PRC.

				 CHINA DU KANG CO., LTD. AND SUBSIDIARIES
				   F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


					    FINANCIAL REPORT

				  At December 31, 2008 and 2007 and
			    For the Years Ended December 31, 2008 and 2007








				 CHINA DU KANG CO., LTD. AND SUBSIDIARIES
				   F/K/A AMSTAR FINANCIAL HOLDINGS, INC.



						  INDEX




										PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM				F-2

CONSOLIDATED BALANCE SHEETS							F-3

CONSOLIDATED STATEMENTS OF OPERATIONS						F-4

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)		F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS						F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS					F-7-F-33








KEITH K. ZHEN, CA
CERTIFIED PUBLIC ACCOUNTANT
2070 WEST 6TH STREET
BROOKLYN, NY 11223
TEL (347) 408-0693
FAX (347) 602-4686
EMAIL KEITHZHEN@KEITHZHENCPA.COM


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
China Du Kang Co., Ltd.
(f/k/a Amstar Financial Holdings, Inc.)


We have audited the accompanying consolidated balance sheets of China Du Kang Co., Ltd. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2008. China Du Kang Co., Ltd.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Du Kang Co., Ltd. and subsidiaries as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred an operating loss for each of the years in the two-year period ended December 31, 2008, and as of December 31, 2008, has a working capital deficiency and a shareholders' deficiency. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note
2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Keith K. Zhen, CPA
---------------------
Keith K. Zhen, CPA
Brooklyn, New York
November 6, 2009 (Except for Note 1, Note 4, and Note 13 dated January 4, 2010)


				 CHINA DU KANG CO., LTD. AND SUBSIDIARIES
				   F/K/A AMSTAR FINANCIAL HOLDINGS, INC.



					CONSOLIDATED BALANCE SHEETS



								  December 31,		  December 31,
								      2008		      2007
								---------------		---------------
ASSETS
Current Assets:
     Cash and cash equivalents					$	698,050		$	737,818
     Others receivable			 				  3,494 		  8,248
     Prepaid expenses (Note 5)			 			511,243 		986,285
     Inventory (Note 6)			 			      2,959,595 	      2,267,383
     Due from related parties (Note 9)			 		228,513 		  7,214
								---------------		---------------
          Total current assets			 		      4,400,895 	      4,006,948

Property, Plant and Equipment, net (Note 7)			      3,065,757 	      3,033,966
Intangible assets, net (Note 8)			 			 76,083 		 80,473
Long-term investment			 			      1,750,751 	      1,640,667
								---------------		---------------
Total Assets							$     9,293,486 	$     8,762,054
								===============		===============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts payable						$	844,240 	$     1,001,622
     Accrued expenses (Note 10)			 			 96,627 		 78,887
     Others payable			 				 28,200 		 25,243
     Taxes payable			 				 49,243 		 42,203
     Deferred revenue			 				395,426 		      -
     Due to related parties (Note 11)			 	     14,318,396 	     12,206,510
     Employee security deposit			 			 78,786 		      -
								---------------		---------------
          Total Current Liabilities			 	     15,810,918 	     13,354,465

Minority Interest			 				 51,332 		133,512

Commitments and Contingencies (Note 15)			 		      -   		      -

Stockholders' Equity:
     Common stock, par value $0.001, 250,000,000
	shares authorized;  100,113,791 shares
	issued and outstanding as of December 31, 2008
        88,000,000 shares issued and outstanding
	as of December 31, 2007			 			100,114 		 88,000
     Registered capital			 			     19,178,986 	     19,191,100
     Registered capital to-be-received			 	     (8,507,724)	     (8,507,724)
     Accumulated deficiency			 		    (16,904,363)	    (15,402,296)
     Accumulated other comprehensive income			       (435,777)		(95,003)
								---------------		---------------
        Stockholders' Equity (Deficit)			 	     (6,568,764)	     (4,725,923)
								---------------		---------------
Total Liabilities and Stockholders' Equity			$     9,293,486 	$     8,762,054
								===============		===============


See Notes to Consolidated Financial Statements





				 CHINA DU KANG CO., LTD. AND SUBSIDIARIES
				   F/K/A AMSTAR FINANCIAL HOLDINGS, INC.




				   CONSOLIDATED STATEMENTS OF OPERATIONS







								     For the Year Ended December 31,
								      2008		      2007
								---------------		---------------
Revenues
	Sales of Liquor						$	953,751 	$	745,115
								---------------		---------------
		Gross Profit			 		      1,143,195 		745,115
								---------------		---------------
Costs of Revenues
	Costs of Liquor Sold				 		818,554 		708,247
	Costs of Franchise Fees				 		      -   		      -
								---------------		---------------
		Total Costs of Sales			 		818,554 		708,247
								---------------		---------------
Gross Profit					 			324,641 		 36,868
								---------------		---------------
Operating Expenses

Selling Expenses
	Adverting expenses				 		136,006 		184,908
	Package design				 			 73,252 		      -
	Promotion expenses				 		120,592 		 22,333
	Travel and entertainment				 	 41,547 		 17,675
								---------------		---------------
		 Total Selling Expenses					371,397 		224,916
								---------------		---------------
General and administrative expenses
	Payroll				 				248,828 		175,228
	Employee benefit and pension					 15,510 		 41,341
	Depreciation and amortization expenses				152,953 		123,617
	Professional fees				 		319,887 		 19,430
	Consultancy fees				 		 68,758 		 42,415
	Office expenses				 			126,881 		 76,064
	Vehicle expenses				 		 42,034 		 40,729
	Utilities				 			 23,135 		 15,981
	Rental				 				161,841 		124,924
	Repair and maintenance				 		 72,758 		113,310
	Travel and entertainment				 	215,369 		240,888
	Other general and administrative expenses			 15,828 		165,204
								---------------		---------------
		Total Operating Expenses			      1,463,782 	      1,179,131
								---------------		---------------
Total Operating Expenses					      1,835,179 	      1,404,047

Income (Loss) from Operation					     (1,510,538)	     (1,367,179)

Other Income (Expenses)
	Interest income				 			  3,000 		 11,947
	Charity donation				 		(15,296)		      -
	Other income (expense)				 		(68,957)	       (169,105)
								---------------		---------------
		Total other income (expenses)			 	(81,253)	       (157,158)

Income before income tax and minority interest			     (1,591,791)	     (1,524,337)

Provision for Income Tax					 	      -   		      -
								---------------		---------------
Income before Minority Interest					     (1,591,791)	     (1,524,337)

Minority Interest					 		 89,724 		 42,157
								---------------		---------------
Net Income (Loss)						$    (1,502,067)	$    (1,482,180)
								===============		===============
Basic and Fully Diluted Earnings per Share			$	  (0.02)	$	  (0.02)
								===============		===============
Weighted average shares outstanding				     98,730,800 	     88,000,000
								===============		===============



See Notes to Consolidated Financial Statements









				 CHINA DU KANG CO., LTD. AND SUBSIDIARIES
				   F/K/A AMSTAR FINANCIAL HOLDINGS, INC.




				   CONSOLIDATED STATEMENTS OF CASH FLOWS




										     For the Year Ended
											December 31,
									        2008			2007
									------------------	------------------
Operating Activities

Net income (loss)							$	(1,502,067)	$	(1,482,180)
Adjustments to reconcile net income (loss) to
   net cash provided (used) by operating activities:
        Minority interest			 				   (89,724)		   (42,157)
        Depreciation			 					   143,314 		   114,806
        Amortization			 					     9,639 		     8,811
Changes in operating assets and liabilities:
   (Increase)/Decrease in accounts payable			 			 -   		 	 -
   (Increase)/Decrease in others payable			 		     5,225 		     5,542
   (Increase)/Decrease in prepaid expenses			 		   532,820 		   663,371
   (Increase)/Decrease in supplies			 			  (531,695)		  (728,423)
    Increase/(Decrease) in accounts payable			 		  (221,103)		   (39,339)
    Increase/(Decrease) in accrued expenses			 		    12,254 		  (149,894)
    Increase/(Decrease) in other payable			 		     1,244 		   (23,230)
    Increase/(Decrease) in taxes payable			 		     4,143 		   (54,314)
    Increase/(Decrease) in deferred revenue			 		   389,289 		 	 -
    Increase/(Decrease) in employee security deposit			 	    77,563 		 	 -
									------------------	------------------
Net cash provided (used) by operating activities			 	(1,169,098)		(1,727,006)

Investing Activities

Cash used for long-term investment			 				 -   		(1,575,382)
Cash used to acquire Huitong			 				  (136,722)		 	 -
Purchase of fixed assets			 				  (200,194)		  (383,070)
Loans to related parties			 				  (217,388)		 	 -
Payback of loans to related parties			 				 -   		 1,664,029
									------------------	------------------
Net cash (used) by investing activities			 			  (554,304)		  (294,424)

Financing Activities

Proceeds from capital contribution			 			   136,722 		   136,722
Loans from related parties			 				 1,272,795 		 1,042,941
Payback of loans from related parties			 				 -   		 	 -
									------------------	------------------
Net cash provided (used) by financing activities			 	 1,409,517 		 1,179,663

Increase (decrease) in cash			 				  (313,885)		  (841,767)
Effects of exchange rates on cash			 			   274,117 		  (240,623)
Cash at beginning of period			 				   737,818 		 1,820,208
									------------------	------------------
Cash at end of period							$	   698,050 	$	   737,818
									==================	==================
Supplemental Disclosures of Cash Flow Information:
   Cash paid (received) during year for:
       Interest								$	 	-   	$	 	 -
									==================	==================
       Income taxes							$	 	-   	$	 	 -
									==================	==================

See Notes to Financial Statements







				 CHINA DU KANG CO., LTD. AND SUBSIDIARIES
				   F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


		CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)




													Accumulated
			      Common Stock		Additional			Registered	Retained	Other
			    $0.001 Par Value		Paid-in		Registered	Capital		Earnings	Comprehensive
			Shares		Amount		Capital		Capital		to-be-received	(Deficit)	Income		Totals
			-----------	--------	----------	-----------	--------------	------------	-------------	-----------




Balances at
December 31,
2006		 		  1 	$      1 	$	 -   	$19,142,377 	$   (8,507,724)	$(13,920,116)	$     173,301 	$(3,112,161)
			===========	========	==========	===========	==============	============	=============	===========
Proceeds from
registered capital
contribution-
Huitong				  -   	       -   		 -   	    136,722 		     -   	   -   		    -       136,722

Common stocks
issued for
acquisition of
Merit
(Reverse merger)	 88,000,000 	  88,000 		 -   	    (88,000)		     -   	   -   		    -   	  -

Success Mater
share exchange		 	 (1)	      (1)		 -   		  1 		     -   	   -   		    -   	  -

Net income		 	  -   	       -   		 -   		  -   		     -    (1,482,180)		    -    (1,482,180)

Other
comprehensive
income				  -   	       -   		 -   		  -   		     -   	   -   	     (268,304)	   (268,304)
			-----------	--------	----------	-----------	--------------	------------	-------------	-----------
Balances at
December 31,
2007		 	 88,000,000 	$ 88,000 	$	 -   	$19,191,100 	$   (8,507,724)	$(15,402,296)	$     (95,003)	$(4,725,923)
			===========	========	==========	===========	==============	============	=============	===========
Reverse merger
adjustment*		 12,113,791 	  12,114 		 -   	    (12,114)		     -   	   -   		    -   	  -

Proceeds from
additional
paid-in capital
contribution-
Merit	 			  -   	       -   		 -   	    136,722 		     -   	   -   		    -       136,722

Cash used for
Merit to
acquire Huitong	 		  -   	       -   		 -   	   (136,722)		     -   	   -   		    -      (136,722)

Net income		 	  -   	       -   		 -   		  -   		     -    (1,502,067)		    -    (1,502,067)

Other
comprehensive
income		 		  -   	       -   		 -   		  -   		     -   	   -   	     (340,774)	   (340,774)
			-----------	--------	----------	-----------	--------------	------------	-------------	-----------
Balances at
December 31,
2008		 	100,113,791 	$100,114 	$	 -   	$19,178,986 	$   (8,507,724)	$(16,904,363)	$    (435,777)	$(6,568,764)
			===========	========	==========	===========	==============	============	=============	===========



*The reverse merger adjustment represents the recording of the minority shareholders' shares outstanding at the time of the reverse merger.

See Notes to Financial Statements







		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1- ORGANIZATION AND BUSINESS BACKGROUND

China  Du  Kang Co., Ltd ("China Du Kang" or the "Company") was incorporated as
U. S. Power Systems, Inc., in the State of Nevada on January 16, 1987. On or about June 8, 2006 the Company's name was changed to Premier Organic Farms Group, Inc. On or about November 30, 2006 the name was changed to Amstar Financial Holdings, Inc. ("AFLH"). On or about March 18, 2008 the name was changed to its current name of China Du Kang Co., Ltd. with its corporate charter still residing in Nevada. The Company changed its fiscal year ending from September 30 to December 31 in February 2008.

The  Company  had been engaged in the business  to  provide  various  financial
services  since   it's  incorporated.   The  Company  was  not  successful  and
discontinued the majority of its operation by December 31, 2007.

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the "Exchange Agreement") with Hong Kong Merit Enterprise Limited ("Merit"), a holding company incorporated in Hong Kong. Pursuant to the terms of the Exchange Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholders of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company. The parties closed the transaction contemplated by the Agreement on February 11, 2008.

This  transaction is being  accounted  for  as  a  reverse  merger,  since  the shareholders of Merit owns a majority of the outstanding shares of the Company's common stock immediately following the share exchange. Merit is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will reflected in the consolidated financial statements for periods prior to the share exchange will be those of Merit and its subsidiaries and will be recorded at the historical cost basis. After completion of the share exchange, the Company`s consolidated financial statements will include the assets and liabilities of both Du Kang and Merit, the historical operations of Merit and the operations of the Company and its subsidiaries from the closing date of the share exchange.


Merit was incorporated on September 8, 2006 in Hong Kong under the Companies Ordinances as a Limited Liability company. Merit was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1-ORGANIZATION AND BUSINESS BACKGROUND (CONTINUED)

On January 22, 2008, Merit entered into a Share Purchase Agreement (the "Purchase Agreement") with the owners of Shaanxi Huitong Food Co., Inc. ("Huitong"), a limited liability company incorporated in the People's Republic of China ("PRC") on August 9, 2007 with a registered capital of $128,200 (RMB1,000,000). Pursuant to the Purchase Agreement, Merit agreed to purchase 100% of the equity ownership in Huitong for a cash consideration of $136,722 (RMB 1,000,000). The local government approved the transaction on February 1, 2008. Subsequent to the completion of the acquisition, Huitong became a wholly-owned subsidiary of Merit.


Huitong was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship. On December 26, 2007, Huitong executed an acquisition agreement with shareholders of Shaanxi Merithui Technology Stock Co., Ltd. ("Xidenghui"), whereby Huitong agreed to acquire 98.24% of the equity ownership of Xidenghui from the shareholders. Subsequent to completion of the acquisition agreement, Xidenghui became a majority-owned subsidiary of Huitong.

Xidenghui was incorporated in Weinan City, Shaanxi Province, PRC on March 29, 2001 under the Company Law of PRC. Xidenghui was engaged in the business of production and distribution of distilled spirit with a brand name of "Xidenghui". Currently, its principal business is to hold an equity ownership interest in Shannxi Baishui Dukang Liquor Co., Ltd. ("Baishui Dukang") and Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management").

Baishui Dukang was incorporated in Baishui County, Shanxi Province, PRC on March 1, 2002 under the Company Law of PRC. Baishui Dukang was principally engaged in the business of production and distribution of distilled spirit with a brand name of "Baishui Du Kang". On May 15, 2002, Xidenghui invested inventory and fixed assets with a total fair value of $ 4,470,219 (RMB 37,000,000) to Baishui Dukang and owns 90.51% of Baishui Dukang's equity interest ownership, thereby causing Baishui Dukang to become a majority-owned subsidiary of Xidenghui.

On October 30, 2007, Xidenghui executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management"). Pursuant to the agreement, Xidenghui contributed cash of $95,704 (RMB 700,000), and owns 70% equity interest ownership therein. Brand Management was subsequently incorporated on November 12, 2007. Upon the completion of incorporation, Brand Management became a majority-owned subsidiary of the Xidenghui. Brand Management is principally engaged in the business of distribution of Baishui Dukang's liquor and manage the franchise of the "Baishui Du Kang" brand name.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1-ORGANIZATION AND OPERATIONS (CONTINUED)

Baishui Dukang and Brand Management are the two of these affiliated companies that are engaged in business operations. Du Kang, Merit, Huitong, and Xidenghui are holding companies, whose business is to hold an equity ownership interest in Baishui Dukang and Brand Management. All these affiliated companies are hereafter referred to as the "Company". Currently, the Company is principally engaged in the business of production and distribution of distilled spirit with the brand name of "Baishui Dukang". The Company also franchises the brand name to other liquor productors. The Company's structure is summarized in the following chart.

Under the PRC regulations on acquisition of businesses, commonly referred to as "SAFE" regulations (State Administration of Foreign Exchange), which were jointly adopted on August 8, 2006 by six PRC regulatory agencies with jurisdictional Authority, a Chinese entity may not be owned or controlled directly by foreign investors or shareholders but may be acquired in a two-step transaction with a wholly owned foreign enterprise ("WOFE").

China Du Kang is the US holding company for Merit, a Hong Kong entity organized under the Companies Ordinance as a limited liability company. Merit was established as a WOFE corporation for the purpose of effecting an acquisition transaction with Huitong, a WOFE corporation incorporated in PRC. Huitong in turn contracted with Xidenghui, which was a Chinese holding company. Xidenghui had two subsidiaries, Baishui Dukang and Brand Management.

This arrangement provides separate holding companies for the United States, Hong Kong, and PRC. This allows the Company to lawfully conduct operations in China while ownership is represented in shares of the U. S. holding company.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS








NOTE 1-ORGANIZATION AND OPERATIONS (CONTINUED)




	   --------------------------------------------------------
                    "China Du Kang Co., Ltd. (""Du Kang"")
               F/K/A Amstar Financial Holdings, Inc. (""AFLH"")
           Incorporated in the State of Nevada on January 16, 1987"
	   --------------------------------------------------------
                  \	Acquiring 100% equity interest on 2/11/2008
		   \	-------------------------------------------
		    \
                     \
		      \
	   --------------------------------------------------------
                  "Hong Kong Merit Enterprise Limited "Merit"
                Incorporated in Hong Kong on September 8, 2006"
	   --------------------------------------------------------
                   \	Acquiring 100% equity interest on 1/22/2007
		    \	-------------------------------------------
		     \
		      \
		       \
	   --------------------------------------------------------
             "Shaanxi Huitong Food Development Co., Inc. "Huitong"
           Incorporated in Shaanxi Province, PRC on August 9, 2007"
	   --------------------------------------------------------
                   \ Acquiring 98.24% equity interest on 12/26/2007
		    \----------------------------------------------
		     \
		      \
		       \
 	   --------------------------------------------------------
           "Shaanxi Xidenghui Technology Stock Co., Ltd. "Xidenghui"
           Incorporated in Shaanxi Province, PRC on March 29, 2001"
	   --------------------------------------------------------
					   	\   \
  	--------------------------------	 \   \		   -----------------------------
  	Acquiring 90.51% equity interest	  \   \		   Acquiring 70% equity interest
        on 5/15/2002                               \   \		   	   on 11/12/2007
  	--------------------------------------------	----------------------------------------
      			"Shaanxi Baishui Dukang"          "Shaanxi Baishui Dukang Liquor Brand
      			Liquor Co., Ltd. "Dukang         Management Co., Ltd. "Brand Management"
  		   Incorporated in Shaanxi Province,       Incorporated in Shaanxi Province,
        		  PRC on March 1, 2002"                  PRC on November 12, 2007"
	--------------------------------------------	----------------------------------------


		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2- CONTROL BY PRINCIPAL OWNERS

The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.


NOTE 3- GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $16,904,363 at December 31, 2008 that includes losses of $1,502,067 and $1,482,180 for the year ended December 31, 2008 and 2007, respectively. In addition, The Company had a working capital deficiency of $11,410,023 and a shareholders' deficiency of $6,568,764 at December 31, 2008. These factors raise substantial doubt about its ability to continue as a going concern.

Management has taken steps to revise the Company's operating and financial requirements. The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance owners' investment. However, there can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.


The    Company   relied   heavily   for   its   financing    needs    on    its
shareholders/directors as more fully disclosed in Note 11.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4- SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

FOREIGN CURRENCIES TRANSLATION

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People's Bank of China ("PBOC") prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity. Gain and losses resulting from foreign currency transactions are included in operations.


The Company's financial statements are translated into the reporting currency, the United States Dollar ("US$"). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income (loss) in the consolidated statement of shareholders' equity.


Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of changes in owners' equity and amounted to $(435,778) and $(95,004) as of December 31, 2008 and 2007, respectively. The balance sheet amounts with the exception of equity at December 31, 2008 were translated at 6.85 RMB to $1.00 USD as compared to 7.31 RMB at December 31, 2007. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the years ended December 31, 2008 and 2007 were 6.96 RMB and 7.61 RMB, respectively.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 4- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STATEMENT OF CASH FLOWS

In accordance with SFAS No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

REVENUE RECOGNITION

The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to unaffiliated customer, title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed or determinable.

The Company does not provide an unconditional right of return, price protection or any other concessions to our customers. Sales returns and other allowances have been immaterial in our operation.

DEFERRED REVENUE

Deferred revenue consists of prepayments to the Company for products that have not yet been delivered to the customers. Payments received prior to satisfying the Company's revenue recognition criteria are recorded as deferred revenue.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF CREDIT RISK
Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

OTHERS RECEIVABLE
Others receivable principally includes advance to employees who are working on projects on behalf of the Company. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

INVENTORY

Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work-in-progress are valued on the weighted-average-cost method. Elements of costs in finished good and work-in-progress include raw materials, direct labor, and manufacturing overhead.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 4- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or depreciable life applied are:


Building and warehouses        		20 years
Machinery and equipment       		7-10 years
Office equipment and furniture 		5 years
Motor vehicles               		5 years


INTANGIBLE ASSETS

Intangible  assets  are  carried  at  cost.   Amortization  is  calculated on a
straight-line basis over the estimated useful life of the assets without residual value. The percentages or amortizable life applied are:


Land use right		50 years
Trade Mark    		10 years



LAND USE RIGHT

All land belongs to the State in PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use a piece of land, approximately 657 acre, located in Weinan City, Shaanxi Province for a fifty-year period ended February 9, 2051. The costs of these land use rights are amortized over their prospective beneficial period, using the straight-line method with no residual value.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

VALUATION OF LONG-LIVED ASSETS

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

LONG-TERM INVESTMENT

On March 1, 2006, Xidenghui executed an investment agreement with Shaanxi Yichuan Nature Park Co., Inc., pursuant to which, Xidenghui agreed to invest cash of $1,596,254 (RMB 12,000,000) to establish a join-venture named Huanghe Shidi Park Co., Inc., and owns 7.9% equity ownership interest therein. Huanghe Shidi Park Co., Inc. is engaged in the business of recreation and entertainment.

Xidenghui  finished the investment contribuiton  in  September  2007.   As  the
project is currently ongoing, the Management believes the amount invested approximates the fair value and uses the cost method to record the investment.

RELATED PARTIES

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

DUE FROM/TO AFFILIATES

Due   from/to   affiliates   represent   temporally  short-term  loans  to/from
affiliates, which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from due from related parties are classified as cash flows from investing activities. Cash flows from due to related parties are classified as cash flows from financing activities.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOANS FROM DIRECTORS AND OFFICERS

Loans from directors and officers are temporally short-term loans from our directors and officers to finance the Company's operation due to lack of cash resources. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from these activities are classified as cash flows from financing activates.

ADVERTISING COSTS

Advertising costs are expensed as incurred in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs". The advertising costs were $136,006, and $184,908 for the years ended December 31, 2008 and 2007, respectively.

LEASE

On March 4, 2002, Baishui Dukang signed a lease agreement with Shaanxi Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu"), pursuant to which Baishui Dukang agreed to lease all fixed assets of Sanjiu for a period of 20 years, which was latterly extended to 30 year. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd. On April 30, 2005, Baishui Dukang signed a supplemental lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Baishui Dukang agreed to continue to lease all fix assets of Sanjiu for the rest of the original 30-year period. Baishui Dukang also agreed to pay $362,450 (RMB 3,000,000) to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. Baishui Dukang amortized the 362,450 (RMB 3,000,000) over a 27-year beneficial period. Baishui Dukang paid $161,841 and 124,924 for Sanjiu's original employees' pension and unemployment insurance expenses in the year ended December 31, 2008 and 2007, respectively.

VALUE-ADDED TAX ("VAT") (RESTATED)

Sales revenue represents  the invoiced value of goods, net of a value-added tax
(VAT). All of the Company's products that are sold in PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by VAT paid on purchase of raw materials included in the cost of producing the finished goods. The Company presents VAT on a net basis.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 4- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SALES TAX (RESTATED)

Baishui Dukang produces and distributes distilled liquor, which is subject to sales tax in PRC. Sales tax rate is $0.14 (RMB1.00) per kilogram and 10%-20% of gross sales revenue.The Company presents sales tax on a net basis.

PENSION AND EMPLOYEE BENEFITS

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits. The total provisions for such employee benefits was $15,510 and $41,341 for the year ended December 31, 2008 and 2007, respectively.

INCOME TAXES

The Company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

Effective January 1, 2007, the Company adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. In accordance with FIN 48, the Company performed a self-assessment and concluded that there were no significant uncertain tax positions requiring recognition in its financial statements.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES (CONTINUED)

The Company has accumulated deficit in its operation. Because there is no certainty that we will realize taxable income in the future, we did no record any deferred tax benefit as a result of these losses.

STATUTORY RESERVES

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years' losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital. Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Beginning from January 1, 2006, enterprise is no more required to make appropriation to the statutory public welfare fund. The Company does not make appropriations to the discretionary surplus reserve fund.

Since the Company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 4- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


SEGMENT REPORTING


SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in two principal business segments.

EARNINGS (LOSS) PER SHARE


The Company reports earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no potentially dilutive securities outstanding (options and warrants) for the years ended December 31, 2008 and 2007, respectively.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF MEASUREMENTS

The Company adopted Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS 157"), effective January 1, 2008. The provisions of SFAS 157 are to be applied prospectively.


SFAS 157 clarifies that fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (i.e., the exit price at the measurement date). Under SFAS 157, fair value measurements are not adjusted for transaction cost. SFAS 157 provides for use of a fair value hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three levels:


LEVEL 1:       Unadjusted quoted prices in active  markets for identical assets
	  or liabilities

LEVEL 2:        Input  other than quoted market prices  that   are  observable,
          either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

LEVEL 3:      Unobservable inputs.  Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.


An asset or liability's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADOPTION OF SFAS NO. 157

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, "Fair Value Measurements". SFAS No. 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position 157-1, "Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting
Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13" ("FSP 157-1") and FASB Staff Position 157-2, "Effective Date of FASB Statement No. 157" ("FSP 157-2"). FSP 157-1 amends SFAS No. 157 to remove certain leasing transactions from its scope. FSP 157-2 delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted SFAS No. 157 effective January 1, 2008 for all financial assets and liabilities as required. The partial adoption of FAS No. 157, as allowed by FSP FAS 157-2, did not have a material impact on the Company's financial position and results of operations.

On October 10, 2008, the FASB issued FSP FAS 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active." The FSP clarifies the application of FASB Statement No. 157, "Fair Value Measurements," in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. The FSP is effective immediately, and includes prior period financial statements that have not yet been issued.

ADOPTION OF SFAS NO. 159

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115", which is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 is an elective standard which permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The Company did not elect the fair value option for any assets or liabilities that were not previously carried at fair value. Accordingly, the adoption of SFAS 159 did not have a material impact on the Company's financial position and results of operations.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2008, the Financial Accounting Standards Board ("FASB") issued FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities ("FSP EITF 03-6-1"). FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing earnings per share ("EPS"). FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. Early application of EITF 03-6-1 is prohibited. It also requires that all prior-period EPS data be adjusted retrospectively. The Management does not expect that the adoption of FSP EITF 03-6-1 would have a material effect on the Company's financial position and results of operations.

In May 2008, the FASB issued SFAS No. 162 "The Hierarchy of Generally Accepted Accounting Principles". SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The guidance will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles". The Company is currently evaluating the impact of adopting SFAS 162 on its financial statements.

In April 2008, the FASB issued Staff Position FAS 142-3, Determination of the Useful Life of Intangible Assets ("FSP FAS 142-3") which amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS No. 142, Goodwill and Other Intangible Assets ("FAS No. 142"). FSP FAS 142-3 applies to intangible assets that are acquired individually or with a group of assets and intangible assets acquired in both business combinations and asset acquisitions. It removes a provision under FAS No. 142, requiring an entity to consider whether a contractual renewal or extension clause can be accomplished without substantial cost or material modifications of the existing terms and conditions associated with the asset. Instead, FSP FAS 142-3 requires that an entity consider its own experience in renewing similar arrangements. An entity would consider market participant assumptions regarding renewal if no such relevant experience exists. FSP FAS 142-3 is effective for year ends beginning after December 15, 2008 with early adoption prohibited. The Management does not expect that the adoption of FSP FAS 142-3 would have a material effect on the Company's financial position and results of operations.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 4- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)


In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Hedging Instruments and Hedging Activities - an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161, which is effective January 1, 2009, requires enhanced qualitative and quantitative disclosures with respect to derivatives and hedging activities. The Management does not expect that the adoption of SFAS No. 161 would have a material effect on the Company's financial position and results of operations.


In December 2007, the FASB issued Statements of Financial Accounting Standards No. 141 (revised 2007), "Business Combinations" ("SFAS 141R") and No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment to ARB No. 51" ("SFAS 160"). Both SFAS 141R and SFAS 160 are to be adopted effective January 1, 2009. SFAS 141R requires the application of several new or modified accounting concepts that, due to their complexity, could introduce a degree of volatility in periods subsequent to a material business combination. SFAS 141R requires that all business combinations result in assets and liabilities acquired being recorded at their fair value, with limited exceptions. Other areas related to business combinations that will require changes from current GAAP include: contingent consideration, acquisition costs, and contingencies, restructuring costs, in process research and development and income taxes, among others. SFAS 160 will primarily impact the presentation of minority or noncontrolling interests within the Balance Sheet and Statement of Operations as well as the accounting for transactions with noncontrolling interest holders. The Management does not expect that the adoption of SFAS 141R and SFAS 160 would have a material effect on the Company's financial position and results of operations.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





NOTE 5-PREPAID EXPENSES


       Prepaid expenses consist of the following:
                                                                        December 31,      December 31,
                                                                            2008              2007
									------------	  -----------
       Machinery and parts                                              $     10,664      $     2,846
       Raw materials and supplies                                             16,129              438
       Packing and supply materials                                          103,727          493,141
       Repair & maintenance                                                        -          101,668
       Adverting advance                                                           -            6,836
       Project advance                                                         7,878                -
       Advance to consultants                                                      -            3,814
       Prepaid rental expenses                                               372,845          364,592
       Prepaid office expenses                                                     -           12,950
									------------	  -----------
              Total                                                     $    511,243      $   986,285
									============	  ===========




NOTE 6-INVENTORIES

       Inventories consist of following:
                                                                        December 31,      December 31,
                                                                            2008              2007
									------------	  ------------
       Finished goods                                                   $  1,131,381      $    837,493
       Work-in-progress                                                    1,564,281           890,085
       Raw materials                                                          95,218           296,984
       Supplies and packing materials                                        168,715           242,821
									------------	  ------------
                                                                        $  2,959,595      $  2,267,383
									============	  ============





		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 7-PROPERTY, PLANT AND EQUIPMENT

       The following is a summary of property, plant and equipment:
                                                                        December 31,      December 31,
                                                                            2008              2007
									------------	  ------------
       Building and warehouses                                          $  2,913,855      $  2,607,737
       Machinery and equipment                                             1,820,095         1,615,659
       Office equipment and furniture                                        191,029           151,780
       Motor vehicles                                                        491,005           473,304
                                                                           5,415,984         4,848,480

       Less: Accumulated depreciation                                     (2,362,458)       (1,862,367)
                                                                           3,053,526         2,986,113

       Add: Construction in progress                                          12,231            47,853
									------------	  ------------
            Total                                                       $  3,065,757      $  3,033,966
									============	  ============

        Depreciation  expense  charged  to  operations  was $143,314 and $114,806 for the years
	ended December 31, 2008 and 2007, respectively.


 NOTE 8-INTANGIBLE ASSETS

      The following is a summary of intangible assets, less amortization:

                                                                        December 31,      December 31,
                                                                            2008              2007
									------------	  ------------
      Land use right                                                    $     58,471  	  $     54,794
      Trade Mark of "Xidenghui"                                               65,653            61,525
      Trade Mark of "Baishui Du Kang"                                         24,073            22,559
            Total intangible assets                                          148,197           138,878

      Less: Accumulated amortization                                         (72,114)          (58,405)
									------------	  ------------
         Total instangible assets, net                                  $     76,083  	  $     80,473
									============	  ============

        Amortization expense charged to operations was $9,639  and  $8,811  for  the  years
	ended December 31, 2008 and 2007, respectively.



		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 NOTE 9-DUE FROM RELATED PARTIES


      Due from related parties consists of the following:

                                                                     December 31,	December 31,
                  Name of Related Party               Description        2008               2007
								     -----------	------------
      Shaanxi yellow-river Wetlands Park Co.ltd       Affiliate      $   116,717   	$	   -
      Shaanxi Baishui Dukang Trade Co.ltd             Affiliate           48,332	       7,214
      Ms.Fenying Zhang                                Director            41,580		   -
      Mr.Yongsheng Wang                               Director            21,884		   -
								     -----------	------------
             Total                                                   $   228,513   	$      7,214
								     ===========	============
 NOTE 10-ACCRUED EXPENSES


      Accrued expenses consist of the following:

                                         December 31,   December 31,
                                            2008            2007
					 ------------	------------
      Accrued Payroll                    $     29,374	$     12,655
      Accrued employee benefits                63,331         62,324
      Accrued office expenses			3,922          3,908
					 ------------	------------
             Total                       $     96,627   $     78,887
					 ============	============


NOTE 11-DUE TO RELATED PARTIES

     Due to related parties consists of the following:
                                                                     			December 31,	December 31,
                  Name of Related Party               			Description        2008             2007
											------------	------------
     Shaanxi Dukang Group Co., Ltd.                                   	Affiliate   	$    471,244    $	   -
     Shaanxi Zhongke Spaceflight Agriculture Development Stock        	Affiliate             33,512          31,405
     Co., Ltd
     Shaanxi Baishui Dukang Marketing Management  Co.Ltd              	Affiliate              1,179          13,286
     Shaanxi Baishui Dukang Commerce and Trade Co.Ltd                	Affiliate             72,853          68,975
     Shaanxi Baishui Dukang Spirits Industry  Development Co.Ltd     	Affiliate            876,721         444,148
     Shaanxi Changjiang electric power and Energy sources Co.Ltd      	Affiliate            291,792		   -
     Mr. Hongjun Zhang                                               	Director           3,058,821       2,742,484
     Mr. Guoqi Diao                                                 	Director             392,107         367,452
     Ms. Ping Li                                                    	Director             581,438         544,878
     Mr. Pingjun Nie                                                	Director           4,380,268       4,104,843
     Ms. Hong Ge                                                    	Director             263,991         247,392
     Mr.Hailong Tian                                                	Director           2,760,680       2,587,092
     Ms. Ming Chen                                                  	Director             355,761         333,391
     Mr. Shengli Wang                                                	Director             778,029         721,164
											------------	------------
            Total                                                                 	$ 14,318,396    $ 12,206,510
											============	============



		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 12-SEGMENT REPORTING


     The Company operates in two reportable business segments that are determined based upon differences in products and services.
Summarized information by business segment for the year ended December
31, 2008 and 2007 is as follows:




                                                               For the Year Ended
                                                                  December 31,
                                                              2008            2007
							  ------------	  -----------
     REVENUE
          Liquor production and distribution              $    953,751    $   745,115
          Franchise Fees of Brand Names                        189,444		    -

     COST OF SALES
          Liquor production and distribution              $    818,554    $    08,247
          Franchise Fees of Brand Names				     -              -

     GROSS PROFITS
          Liquor production and distribution              $    135,197    $    36,868
          Franchise Fees of Brand Names                        189,444		    -



                                                                  December 31,
                                                              2008            2007
							  ------------	   ------------
     TOTAL ASSETS OF LIQUOR PRODUCTION AND DISTRIBUTION   $  6,057,652     $  5,416,665

     TOTAL ASSETS OF BRAND NAME FRANCHISE                 $    253,988     $    133,523



		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 13- INCOME TAX


The Company's PRC subsidiaries, Huitong, Xidenghui, Dukang, and Brand Management, are governed by the Enterprise Income Tax Law of PRC concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws ("the Income Tax Laws").

Beginning January 1, 2008, the new Enterprise Income Tax ("EIT") law has replaced the old laws for Domestic Enterprises ("DES") and Foreign Invested Enterprises ("FIEs").

The key changes are:

a. The new standard EIT rate of 25% replaces the 33% rate applicable to both DES and FIEs, except for High Tech companies that pay a reduced rate of 15%;

b. Companies established before March 16, 2007 continue to enjoy tax holiday treatment approved by local government for a grace period of either for the next 5 years or until the tax holiday term is completed, whichever is sooner.

In addition, the new EIT also grants tax holidays to entities operating in certain beneficial industries, such as the agriculture, fishing, and environmental protection. Entities in beneficial industries enjoy a three-year period tax exempt and a three-year period with 50% reduction in the income tax rates.

The Company's PRC subsidiaries, Huitong Xidenghui, Dukang, and Brand Management are subject to effective income tax rate of 25% beginning from January 1, 2008.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13- INCOME TAX (CONTINUED)

The following table reconciles the PRC statutory rates to the Company's effective tax rate:

                                  		   For the Year Ended
                                     		      December 31,
                                    		  2008    	  2007
						-------		-------
U.S. Statutory rate                  		 34.00%  	 34.00%
Foreign income not recognized in USA 		(34.00%) 	(34.00%)
PRC income tax rate                  		 25.00%  	 30.00%
Effect of tax holiday               		(25.00%) 	(30.00%)
     Effective income tax rate         		  0.00%   	  0.00%




As of December 31, 2008 and 2007, the Company had net operating losses of approximately $15,119,220 and $14,509,725 carried forward from prior years. Although the PRC Income Tax Law allows the enterprises to offset their future taxable income with operating losses carried forward in a 5-year period, enterprises need approval from local tax authority before they can claim such tax benefit, and the outcome of the application is generally uncertain. In addition, the Management believes that there is no certainty that the Company will realize taxable income in the future. Therefore, the Management established a 100% valuation allowance for the operation losses carried forward and no deferred tax assets have been recorded as a result of these losses.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 14- OWNERS' EQUITY


AMSTAR FINANCIAL HOLDINGS, INC. ("AFLH")

In February 2008, the Company effected a reverse stock split of its common stock in the ratio of 1:10. The number of common stocks issued and outstanding immediately after the reverse stock split was 1,951,574. All share and per share information included in these consolidated financial statements have been adjusted to reflect this reverse stock split.

In February 2008, the Company issue post split 8,800,000 shares of common stock to a shareholder for $260,000. Since this issuance happened before the reverse merge, the transactions have no affect on the consolidated financial statements presented.

In February 2008, the Company issue post split 362,214 shares of common stock to a shareholder for it consultant services. Since this issuance happened before the reverse merge, the transactions have no affect on the financial statements presented.

In February 2008, the Company issue post split 1,000,000 shares of common stock to an consultant and the Company security legal conunsel for their consultant services. Since this issuance happened before the reverse merge, the transactions have no affect on the financial statements presented.

In February 2008, the Company issued post split 88,000,000 shares of its common stock to acquire 100% of Merit's equity ownership interest, thereby causing Merit to become a wholly-owned subsidiary of the Company.


HONG KONG MERIT ENTERPRISE LIMITED ("MERIT")

The Articles of Incorporation authorized Merit to issue 10,000 shares of common stock with a par value of $0.128 (HK$ 1.00). Upon formation of the Company, one share of common stock was issued for $0.128 (HK$ 1.00) on September 8, 2006.

In January 2008, the shareholders contributed $136,722 (RMB 1,000,000) as additional paid-in capital for the acquisition of Huitong. The proceed was subsequently paid to the prior owners of Huitong.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14- OWNERS' EQUITY (CONTINUED)

SHAANXI HUITONG FOOD DEVELOPMENT CO., LTD. ("HUITONG")

In  accordance with the Articles of Incorporation of  Huitong,  the  registered
capital   at  the  date  of  incorporation  on  August  9,  2007  was  $136,722
(RMB1,000,000), which was fully paid in cash by two individual owners.

SHAANXI XIDENGHUI TECHNOLOGY STOCK CO., LTD. ("XIDENGHUI")

In accordance with the Articles of Incorporation of Xidenghui, the registered capital at the date of incorporation on March 29, 2001 was $5,557,569 (RMB46,000,000). Upon formation of Xidenghui, owners contributed cash of $1,915,549 (RMB 15,855,000) and properties of $3,642,020 (RMB 30,145,000) into
Xidenghui toward registered capital.

On December 15, 2001, Xidenghui amended its Bylaws to increase its registered capital to $10,825,176 (RMB 89,600,000). New owners contributed cash of $ 5,076,717(RMB 42,020,000) and property of $190,890 (RMB 1,580,000) into
Xidenghui toward registered capital.

On March 1, 2005, Xidenghui amended its Bylaws to increase its registered capital to $19,485,320 (RMB 16,280,000).

SHAANXI BAISHUI DUKANG LIQUOR CO., LTD. ("BAISHUI DUKANG")

In accordance with the Articles of Incorporation  of  Zhongke,  the  registered
capital   at   the  date  of  incorporation  on  March  1,  2002  was  $362,450
(RMB3,000,000), , which was fully paid in cash by two individual owners.

On May 15, 2002, Baishui Dukang amended its Bylaws to increase its registered capital to $4,832,669 (RMB 40,000,000). A new owner, Xidenghui, contributed properties of $4,470,219 (RMB 37,000,000) to Baishui Dukang toward registered capital, and owns 90.51% equity ownership interest in Baishui Dukang.

SHAANXI BAISHUI DUKANG LIQUOR BRAND MANAGEMENT CO., LTD. ("BRAND MANAGEMENT")

In accordance with the Articles of Incorporation of Brand Management, the registered capital at the date of incorporation on November 12, 2007 was $136,722 (RMB1,000,000), which was fully paid in cash by two individual owners.

		CHINA DU KANG CO., LTD. AND SUBSIDIARIES
		 F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


	       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 15- COMMITMENTS AND CONTINGENCIES

CONTINGENT LIABILITY FROM PRIOR OPERATION

Prior to the merger with Hong Kong Merit Enterprise Limited on February 11, 2008, the Company has not been active since discontinuing its financial service operations by December 31,2007. Management believes that there are no valid outstanding liabilities from prior operations. If a creditor were to come forward and claim a liability, the Company has committed to contest such claim to the fullest extent of the law. No amount has been accrued in the financial statements for this contingent liability.

THE COMPANY'S ASSETS ARE LOCATED IN PRC AND REVENUES ARE DERIVED FROM OPERATIONS IN PRC.

In terms of industry regulations and policies, the economy of PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of Land Use Rights. The Chinese government also exercises significant control over PRC's economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

				 CHINA DU KANG CO., LTD. AND SUBSIDIARIES
				   F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


					    FINANCIAL REPORT

			     At September 30, 2009 and December 31, 2008 and
		    For the Three and Nine Months Ended September 30, 2009 and 2008





				 CHINA DU KANG CO., LTD. AND SUBSIDIARIES
				   F/K/A AMSTAR FINANCIAL HOLDINGS, INC.



						  INDEX




										PAGE


CONSOLIDATED BALANCE SHEETS							F-2

CONSOLIDATED STATEMENTS OF OPERATIONS						F-3

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)		F-4

CONSOLIDATED STATEMENTS OF CASH FLOWS						F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS					F-6-F-30







				 CHINA DU KANG CO., LTD. AND SUBSIDIARIES
				   F/K/A AMSTAR FINANCIAL HOLDINGS, INC.



					CONSOLIDATED BALANCE SHEETS











										 September 30,		  December 31,
										      2009		      2008
										  (unaudited)
										---------------		---------------
ASSETS

Current Assets:
	Cash and cash equivalents						$	606,691 	$	698,050
	Others receivable							 	 71,270 		  3,494
	Prepaid expenses (Note 6)							602,012 		511,243
	Inventory (Note 7)							      2,895,844 	      2,959,595
	Due from related parties (Note 10)						768,769 		228,513
										---------------		---------------
		Total current assets						      4,944,586 	      4,400,895

Property, Plant and Equipment, net (Note 8)					      2,755,079 	      3,065,757
Intangible assets, net (Note 9)								 68,834 		 76,083
Long-term investment								      1,753,156 	      1,750,751
										---------------		---------------
Total Assets									$     9,521,655 	$     9,293,486
										===============		===============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
	Bank loans								$	292,193 	$	      -
	Accounts payable							 	780,063 		844,240
	Accrued expenses (Note 11)							195,462 		 96,627
	Others payable							 		 37,781 		 28,200
	Taxes payable									171,965 		 49,243
	Deferred revenue							 	384,833 		395,426
	Due to related parties (Note 12)					     14,306,467 	     14,318,396
	Employee Security deposit							 77,140 		 78,786
										---------------		---------------
		Total Current Liabilities					     16,245,904 	     15,810,918
										---------------		---------------
Commitments and Contingencies (Note 15)							      -   		      -

Shareholders' Equity:
	China Du Kang Co., Ltd. Shareholders' Equity
		Preferred stock, par value $0.001,
		 5,000,000 shares authorized;
		 no shares issued and outstanding as of
		 September 30, 2009 and December 31, 2008				      -   		      -
		Common stock, par value $0.001, 250,000,000
		 shares authorized; 100,113,791 shares issued
		 and outstanding as of September 30, 2009
		 and December 31, 2008							100,114 		100,114
			Registered capital					     19,178,986 	     19,178,986
			Registered capital to-be-received			     (8,507,724)	     (8,507,724)
			Deficit accumulated during the development stage	    (17,070,657)	    (16,904,363)
			Accumulated other comprehensive income			       (444,772)	       (435,777)
										---------------		---------------
	Total China Du Kang Co., Ltd.  Shareholders' equity (deficit)		     (6,744,053)	     (6,568,764)
	Noncontrolling Interest							 	 19,804 		 51,332
										---------------		---------------
		Total Shareholders' Equity					     (6,724,249)	     (6,517,432)
										---------------		---------------
			Total Liabilities and Shareholders' Equity		$     9,521,655 	$     9,293,486
										===============		===============




See Notes to Consolidated Financial Statements





				 CHINA DU KANG CO., LTD. AND SUBSIDIARIES
				   F/K/A AMSTAR FINANCIAL HOLDINGS, INC.




				   CONSOLIDATED STATEMENTS OF OPERATIONS


							For the Three Months Ended			For the Nine Months Ended
						  	      September 30,				      September 30,
						     2009		      2008		      2009		      2008
						  (unaudited)		   (unaudited)		   (unaudited)		   (unaudited)
						----------------	----------------	----------------	----------------
Revenues
	Sales of Liquor				$	 306,101 	$	 291,999 	$	 805,843 	$	 722,299
	Franchise Fees				 	 485,546 		  49,249 		 681,056 		 104,332
						----------------	----------------	----------------	----------------
		Gross Profit			 	 791,647 		 341,248 	       1,486,899 		 826,631
						----------------	----------------	----------------	----------------
Costs of Revenues
	Costs of Liquor Sold				 330,249 		 282,538 		 851,115 		 677,831
	Costs of Franchise Fees				       -   		       -   		       -   		       -
						----------------	----------------	----------------	----------------
		Total Costs of Sales			 330,249 		 282,538 		 851,115 		 677,831
						----------------	----------------	----------------	----------------
Gross Profit					 	 461,398 		  58,710 		 635,784 		 148,800

Operating Expenses

Selling Expenses
	Sales commission				 1  ,096 		       -   		   2,723 		       -
	Adverting expenses				  16,074 		  48,301 		  28,188 		 115,082
	Package Design				 	       -   		  29,038 		  12,766 		  72,869
	Promotion expenses				  14,171 		  61,386 		  25,147 		  71,479
	Travel and entertainment			   2,822 		   9,774 		  20,462 		  33,839
						----------------	----------------	----------------	----------------
		 Total Selling Expenses			  34,163 		 148,499 		  89,286 		 293,269
						----------------	----------------	----------------	----------------
General and administrative expenses
	Payroll				 		  49,726 		  60,649 		 167,437 		 185,589
	Employee benefit and pension			   4,846 		   5,930 		  15,372 		  12,337
	Depreciation and amortization expenses		  33,749 		  38,546 		 117,117 		 112,103
	Professional fees				       -   		  10,754 		   7,365 		 318,045
	Consultancy fees				       -   		   2,521 		   2,283 		 138,727
	Office expenses				 	  17,650 		  64,087 		  79,576 		 103,980
	Vehicle expenses				  12,467 		   8,956 		  22,566 		  37,369
	Utilities				 	  (1,370)		  10,350 		   9,477 		  18,035
	Rental				 		  40,354 		  41,086 		 126,157 		 122,045
	Repair and maintenance				     731 		   1,489 		   2,422 		  69,867
	Travel and entertainment			  27,100 		  46,840 		  96,439 		 194,600
	Other general and administrative expenses	       -   		       -   		       -   		       -
						----------------	----------------	----------------	----------------
		Total Operating Expenses		 185,253 		 291,208 		 646,211 	       1,312,697
						----------------	----------------	----------------	----------------
Total Operating Expenses				 219,416 		 439,707 		 735,497 	       1,605,966
						----------------	----------------	----------------	----------------
Income (Loss) from Operation				 241,982 		(380,997)		 (99,713)	      (1,457,166)

Other Income (Expenses)
	Interest income				 	     304 		     849 		   1,054 		   2,016
	Interest expense				  (5,156)		       -   		 (13,674)		       -
	Charity donation				  (1,461)		  (1,006)		  (1,534)		 (15,216)
	Other income (expense)				   8,472 		 (28,592)		   8,165 		 (26,979)
						----------------	----------------	----------------	----------------
		Total other income (expenses)		   2,159 		 (28,749)		  (5,989)		 (40,179)
						----------------	----------------	----------------	----------------
Income before Provision for Income Tax			 244,141 		(409,746)		(105,702)	      (1,497,345)

Provision for Income Tax				 (92,198)		       -   		 (92,198)		       -
						----------------	----------------	----------------	----------------
Net Income (Loss)					 151,943 		(409,746)		(197,900)	      (1,497,345)

     Less: Net income attributable to
	noncontrolling interest				   2,963 		  21,414 		  31,606 		  80,911
						----------------	----------------	----------------	----------------
Net Income attributable to
     China Du Kang Co., Ltd.			$	 154,906 	$	(388,332)	$	(166,294)	$     (1,416,434)
						================	================	================	================
Basic and Fully Diluted Earnings per Share	$	    0.00 	$	   (0.00)	$	   (0.00)	$	   (0.01)
						================	================	================	================
Weighted average shares outstanding		     100,113,791 	      94,581,826 	     100,113,791 	      98,269,803
						================	================	================	================



See Notes to Consolidated Financial Statements









				 CHINA DU KANG CO., LTD. AND SUBSIDIARIES
				   F/K/A AMSTAR FINANCIAL HOLDINGS, INC.




				   CONSOLIDATED STATEMENTS OF CASH FLOWS


									 For the Nine Months Ended
										September 30,
									2009			2008
								    (unaudited)		     (unaudited)
								-----------------	-------------------
Operating Activities

Net income (loss)						$	 (166,294)	$	 (1,416,434)
Adjustments to reconcile net income (loss) to
   net cash provided (used) by operating activities:
        Minority interest			 			  (31,606)		    (80,911)
        Depreciation							  109,762 		    104,911
        Amortization			 				    7,355 		      7,192
Changes in operating assets and liabilities:
   (Increase)/Decrease in others payable				  (67,719)		      5,525
   (Increase)/Decrease in prepaid expenses				  (89,464)		    171,065
   (Increase)/Decrease in supplies			 		   70,885 		   (162,037)
    Increase/(Decrease) in accounts payable			 	  (66,179)		    (33,787)
    Increase/(Decrease) in accrued expenses			 	   98,530 		     99,543
    Increase/(Decrease) in other payable			 	    9,506 		     (1,317)
    Increase/(Decrease) in taxes payable			 	  122,514 		     (9,134)
    Increase/(Decrease) in deferred revenue				  (11,545)		    389,035
    Increase/(Decrease) in security deposit			 	   (1,836)		     57,153
								-----------------	-------------------
Net cash provided (used) by operating activities			  (16,091)		   (869,196)

Investing Activities

Purchase of fixed assets			 			  (74,804)		   (166,269)
Payback of loans to related parties			 			-   		 	  -
Loans to related parties			 			 (325,736)		    (55,227)
								-----------------	-------------------
Net cash (used) by investing activities			 		 (400,540)		   (221,496)

Financing Activities

Bank loans			 					  291,983 		 	  -
Loans from related parties			 				-   		    492,910
Payback of loans from related parties			 		  (46,657)		 	  -
								-----------------	-------------------
Net cash provided (used) by financing activities			  245,326 		    492,910

Increase (decrease) in cash			 			 (171,305)		   (597,782)
Effects of exchange rates on cash			 		   79,946 		    204,343
Cash at beginning of period						  698,050 		    737,818
								-----------------	-------------------
Cash at end of period						$	  606,691 	$	    344,379
								=================	===================
Supplemental Disclosures of Cash Flow Information:
   Cash paid (received) during year for:
       Interest							$	   13,674 	$	 	  -
								=================	===================
       Income taxes						$		-   	$	 	  -
								=================	===================

See Notes to Financial Statements







				 CHINA DU KANG CO., LTD. AND SUBSIDIARIES
				   F/K/A AMSTAR FINANCIAL HOLDINGS, INC.


		CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)



					Common Stock			Additional			Registered	Retained	Other				Total
					$0.001 Par Value		Paid-in		Registered	Capital		Earnings	Comprehensive	Noncontrolling	Shareholders'	Comprehensive
					Shares		Amount		Capital		Capital		to-be-received	(Deficit)	Income		Interest	Equity		Income
					------		------		----------	----------	--------------	---------	-------------	--------------	--------------	--------------
Balances at
  December 31, 2006			    1 		$   1 		$ -   		$ 19,142,377 	$ (8,507,724)	$ (13,920,116)	$ 173,301 	$ 127,896 	$ (2,984,265)

Proceeds from registered capital
    contribution-Huitong		    -   	    -   	  -   		     136,722 		  -   		   -   		-   		-   	     136,722

Common stocks issued for
     acquisition of Merit
     (Reverse merger)			88,000,000 	88,000 		  -   		    (88,000) 		  -   		   -   		-   		-   	     	  -

Success Mater
      share exchange		 	   (1)		   (1)		  -   		 	1  		  -   		   -   		-   		-   	     	  -

Comprehensive income
     Net income 		 	    -   	    -   	  -   		 	- 		  -   	  (1,482,180)		-   	 (42,157)	 (1,524,337)	$ (1,524,337)
     Other comprehensive income,
     net of tax: Effects of foreign
     currency conversion		    -   	    -   	  -   		 	-   		  -   		   -   	  (268,304)	  47,773 	   (220,531)	    (220,531)

     Total other comprehensive income	    -   	     -   	  -   		 	  -   		  -   		   -   		-   		-   	 	   -	    (220,531)

Total comprehensive income		    -   	     -   	  -   		 	  -   		  -   		   -   		-   		-   	 	   -	$ (1,744,868)

Balances at
    December 31, 2007			88,000,000	$ 88,000 	$ -		$ 19,191,100	$ (8,507,724	$ (15,402,296)	$ (95,003)	$ 133,512 	$ (4,592,411)
					----------	---------	----		------------	-------------	--------------	----------	---------	--------------	--------------

Reverse merger adjustment*		12,113,791 	  12,114 	  -   		     (12,114)		  -   		   -   		-   		-   	 	   -


Proceeds from additional paid-in
    captial contribution-Merit	 	    -   	     -   	  -   		     136,722		  -   		   -   		-   		-   	 	   -   	     136,722

Cash used for Merit to
    acquire Huitong	 		    -   	     -   	  -   		    (136,722)		  -   		   -   		-   		-   	 	   -	    (136,722)

Comprehensive income
     Net income 		 	    -   	     -   	  -   			  -   		  -   	 (1,502,067)		-   	 (89,724)	 (1,591,791)	$ (1,591,791)
     Other comprehensive income,
     net of tax: Effects of foreign
     currency conversion		    -   	     -   	  -   		 	  -   		  -   		   -   	 (340,774)	   7,544 	   (333,230)	    (333,230)

     Total other comprehensive income	    -   	     -   	  -   		 	  -   		  -   		   -   		-   		-   	 	   -	    (333,230)

Total comprehensive income		    -   	     -   	  -   		 	  -   		  -   		   -   		-   		-   	 	   -	$ (1,925,021)
					----------	---------	----		------------	-------------	--------------	----------	---------	--------------	--------------

Balances at
    December 31, 2008			100,113,791	$ 100,114	$ -		$ 19,178,986 	$ (8,507,724)	$ (16,904,363)	$ (435,777)	$ 51,332 	$ (6,517,432)
					===========	=========	====		============	=============	==============	==========	==========	==============	===============

Comprehensive income
     Net income 		 	   -   		    -   	  -   		 	  -   		  -   	     (166,294)		-   	 (31,606)	    (197,900)	$ (197,900)
     Other comprehensive income,
     net of tax:Effects of foreign
     currency conversion		   -   		    -   	  -   		 	  -   		  -   		   -   	    (8,995)	      78 	      (8,917)	    (8,917)

     Total other comprehensive income	    -   	     -   	  -   		 	  -   		  -   		   -   		-   		-   	 	   -	    (8,917)

Total comprehensive income		    -   	     -   	  -   		 	  -   		  -   		   -   		-   		-   	 	   -	$ (206,817)
					----------	---------	----		------------	-------------	--------------	----------	---------	--------------	--------------


Balances at
    September 30, 2009			100,113,791	$ 100,114	$ -		$ 19,178,986 	$ (8,507,724)	$ (17,070,657)	$ (444,772)	$ 19,804 	$ (6,724,249)
					===========	=========	====		============	=============	==============	==========	==========	==============	===============


*The reverse merger adjustment represents the recording of the minority shareholders' shares outstanding at the time of the reverse merger.


See Notes to Financial Statements








                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS






NOTE 1-BASIS OF PRESENTATION

The accompanying unaudited financial statements of China Du Kang Co., Ltd. and subsidiaries, (the "Company" or "Du Kang") were prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. Management of the Company ("Management") believes that the following disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements and the notes for the year ended December 31, 2008.

These unaudited financial statements reflect all adjustments, consisting only of normal recurring adjustments that, in the opinion of Management, are necessary to present fairly the financial position and results of operations of the Company for the periods presented. Operating results for the three and nine months ended September 30, 2009, are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.

NOTE 2-ORGANIZATION AND BUSINESS BACKGROUND

China Du Kang Co., Ltd ("Du Kang" or the "Company") was incorporated as U. S. Power Systems, Inc., in the State of Nevada on January 16, 1987. On or about June 8, 2006 the Company's name was changed to Premier Organic Farms Group, Inc. On or about November 30, 2006 the name was changed to Amstar Financial Holdings, Inc. ("AFLH"). On or about March 18, 2008 the name was changed to its current name of China Du Kang Co., Ltd. with its corporate charter still residing in Nevada. The Company changed its fiscal year ending from September 30 to December 31 in February 2008.

The  Company had been engaged in the  business  to  provide  various  financial
services   since  it's  incorporated.   The  Company  was  not  successful  and
discontinued the majority of its operation by December 31, 2007.

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the "Agreement") with Hong Kong Merit Enterprise Limited ("Merit"), a holding company incorporated in Hong Kong. Pursuant to the terms of the Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholder(s) of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company. Merit also agreed to pay $260,000 to the Company at closing. The parties closed the transaction contemplated by the Agreement on February 11, 2008.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2-ORGANIZATION AND BUSINESS BACKGROUND (CONTINUED)

This transaction is being accounted for as a reverse merger, since the shareholders of Merit owns a majority of the outstanding shares of the Company's common stock immediately following the share exchange. Merit is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will reflected in the consolidated financial statements for periods prior to the share exchange will be those of Merit and its subsidiaries and will be recorded at the historical cost basis. After completion of the share exchange, the Company`s consolidated financial statements will include the assets and liabilities of both Du Kang and Merit, the historical operations of Merit and the operations of the Company and its subsidiaries from the closing date of the share exchange.

Merit was incorporated on September 8, 2006 in Hong Kong under the Companies Ordinances as a Limited Liability company. Merit was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

On  January  22,  2008,  Merit entered into a  Share  Purchase  Agreement  (the
"Purchase Agreement") with the owners of Shaanxi Huitong Food Co., Inc. ("Huitong"), a limited liability company incorporated in the People's Republic of China ("PRC") on August 9, 2007 with a registered capital of $128,200 (RMB1,000,000). Pursuant to the Purchase Agreement, Merit agreed to purchase 100% of the equity ownership in Huitong for a cash consideration of $136,722 (RMB 1,000,000). The local government approved the transaction on February 1, 2008. Subsequent to the completion of the acquisition, Huitong became a wholly-owned subsidiary of Merit.

Huitong was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship. On December 26, 2007, Huitong executed an acquisition agreement with shareholders of Shaanxi Merithui Technology Stock Co., Ltd. ("Xidenghui"), whereby Huitong agreed to exchange 100% of its issued and outstanding capital for 98.24% of the equity ownership of Xidenghui. Subsequent to completion of the acquisition agreement, Xidenghui became a majority-owned subsidiary of Huitong.

Xidenghui was incorporated in Weinan City, Shannxi Province, PRC on March 29, 2001 under the Company Law of PRC. Xidenghui was engaged in the business of production and distribution of distilled spirit with a brand name of "Xidenghui". Currently, its principal business is to hold an equity ownership interest in Shannxi Baishui Dukang Liquor Co., Ltd. ("Baishui Dukang") and Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management").

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2-ORGANIZATION AND BUSINESS BACKGROUND (CONTINUED)

Baishui Dukang was incorporated in Baishui County, Shanxi Province, PRC on March 1, 2002 under the Company Law of PRC. Baishui Dukang was principally engaged in the business of production and distribution of distilled spirit with a brand name of "Baishui Du Kang". On May 15, 2002, Xidenghui invested inventory and fixed assets with a total fair value of $ 4,470,219 (RMB 37,000,000) to Baishui Dukang and owns 90.51% of Baishui Dukang's equity interest ownership, thereby causing Baishui Dukang to become a majority-owned subsidiary of Xidenghui.

On October 30, 2007, Xidenghui executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management"). Pursuant to the agreement, Xidenghui contributed cash of $95,704 (RMB 700,000), and owns 70% equity interest ownership therein. Brand Management was subsequently incorporated on November 12, 2007. Upon the completion of incorporation, Brand Management became a majority-owned subsidiary of the Xidenghui. Brand Management is principally engaged in the business of distribution of Baishui Dukang's liquor and manage the franchise of the "Baishui Du Kang" brand name.

Baishui Dukang and Brand Management are the two of these affiliated companies that are engaged in business operations. Du Kang, Merit, Huitong, and Xidenghui are holding companies, whose business is to hold an equity ownership interest in Baishui Dukang and Brand Management. All these affiliated companies are hereafter referred to as the "Company". Currently, the Company is principally engaged in the business of production and distribution of distilled spirit with the brand name of "Baishui Dukang". The Company also franchises the brand name to other liquor productors. The Company's structure is summarized in the following chart.

Under the PRC regulations on acquisition of businesses, commonly referred to as "SAFE" regulations (State Administration of Foreign Exchange), which were jointly adopted on August 8, 2006 by six PRC regulatory agencies with jurisdictional Authority, a Chinese entity may not be owned or controlled directly by foreign investors or shareholders but may be acquired in a two-step transaction with a wholly owned foreign enterprise ("WOFE").

China Du Kang is the US holding company for Merit, a Hong Kong entity organized under the Companies Ordinance as a limited liability company. Merit was established as a WOFE corporation for the purpose of effecting an acquisition transaction with Huitong, a WOFE corporation incorporated in PRC. Huitong in turn contracted with Xidenghui, which was a Chinese holding company. Xidenghui had two subsidiaries, Baishui Dukang and Brand Management.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS







NOTE 2-ORGANIZATION AND BUSINESS BACKGROUND (CONTINUED)

This arrangement provides separate holding companies for the United States, Hong Kong, and PRC. This allows the Company to lawfully conduct operations in China while ownership is represented in shares of the U. S. holding company.



	   --------------------------------------------------------
                    "China Du Kang Co., Ltd. (""Du Kang"")
               F/K/A Amstar Financial Holdings, Inc. (""AFLH"")
           Incorporated in the State of Nevada on January 16, 1987"
	   --------------------------------------------------------
                  \	Acquiring 100% equity interest on 2/11/2008
		   \	-------------------------------------------
		    \
                     \
		      \
	   --------------------------------------------------------
                  "Hong Kong Merit Enterprise Limited "Merit"
                Incorporated in Hong Kong on September 8, 2006"
	   --------------------------------------------------------
                   \	Acquiring 100% equity interest on 1/22/2008
		    \	-------------------------------------------
		     \
		      \
		       \
	   --------------------------------------------------------
             "Shaanxi Huitong Food Development Co., Inc. "Huitong"
           Incorporated in Shaanxi Province, PRC on August 9, 2007"
	   --------------------------------------------------------
                   \ Acquiring 98.24% equity interest on 12/26/2007
		    \----------------------------------------------
		     \
		      \
		       \
 	   --------------------------------------------------------
           "Shaanxi Xidenghui Technology Stock Co., Ltd. "Xidenghui"
           Incorporated in Shaanxi Province, PRC on March 29, 2001"
	   --------------------------------------------------------
					   	\   \
  	--------------------------------	 \   \		   -----------------------------
  	Acquiring 90.51% equity interest	  \   \		   Acquiring 70% equity interest
        on 5/15/2002                               \   \		   	   on 11/12/2007
  	--------------------------------------------	----------------------------------------
      			"Shaanxi Baishui Dukang"          "Shaanxi Baishui Dukang Liquor Brand
      			Liquor Co., Ltd. "Dukang         Management Co., Ltd. "Brand Management"
  		   Incorporated in Shaanxi Province,       Incorporated in Shaanxi Province,
        		  PRC on March 1, 2002"                  PRC on November 12, 2007"
	--------------------------------------------	----------------------------------------


                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 3-CONTROL BY PRINCIPAL OWNERS

The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.

NOTE 4-GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $17,070,657 at September 30, 2009 that includes losses of $166,294 and $1,502,067 for the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively. In addition, The Company had a working capital deficiency of $11,301,318 and a shareholders' deficiency of $6,724,249 at September 30, 2009. These factors raise substantial doubt about its ability to continue as a going concern.

Management has taken steps to revise the Company's operating and financial requirements. The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance owners' investment. However, there can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The    Company   relied   heavily   for   its   financing    needs    on    its
shareholders/directors as more fully disclosed in Note 12.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5-SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

FOREIGN CURRENCIES TRANSLATION

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People's Bank of China ("PBOC") prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity. Gain and losses resulting from foreign currency transactions are included in operations.

The Company's financial statements are translated into the reporting currency, the United States Dollar ("US$"). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income (loss) in the consolidated statement of shareholders' equity.

Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of changes in owners' equity and amounted to $(444,772) and $(435,777) as of September 30, 2009 and December 31, 2008, respectively. The balance sheet amounts with the exception of equity at September 30, 2009 were translated at 6.838 RMB to $1.00 USD as compared to
6.854 RMB at December 31, 2008. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the nine months ended September 30, 2009 and 2008 were 6.843 RMB and 7.00 RMB, respectively.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STATEMENT OF CASH FLOWS

In accordance with FASB guidance, cash flows from the Company's operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

REVENUE RECOGNITION

The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to unaffiliated customer, title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed or determinable.

The Company does not provide an unconditional right of return, price protection or any other concessions to our customers. Sales returns and other allowances have been immaterial in our operation.

DEFERRED REVENUE

Deferred revenue consists of prepayments to the Company for products that have not yet been delivered to the customers. Payments received prior to satisfying the Company's revenue recognition criteria are recorded as deferred revenue.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF CREDIT RISK

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

OTHERS RECEIVABLE

Others receivable principally includes advance to employees who are working on projects on behalf of the Company. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable, and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

INVENTORY

Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work-in-progress are valued on the weighted-average-cost method. Elements of costs in finished good and work-in-progress include raw materials, direct labor, and manufacturing overhead.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or depreciable life applied are:
              Building and warehouses             20 years
              Machinery and equipment             7-10 years
              Office equipment and furniture      5 years
              Motor vehicles                      5 years

INTANGIBLE ASSETS

Intangible  assets  are  carried  at  cost.   Amortization  is  calculated on a
straight-line basis over the estimated useful life of the assets without residual value. The percentages or amortizable life applied are:

              Land use right                      50 years
              Trade Mark                    	  10 years

LAND USE RIGHT

All land belongs to the State in PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use a piece of land, approximately 657 acre, located in Weinan City, Shaanxi Province for a fifty-year period ended February 9, 2051. The costs of these land use rights are amortized over their prospective beneficial period, using the straight-line method with no residual value.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

VALUATION OF LONG-LIVED ASSETS

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

LONG-TERM INVESTMENT

On March 1, 2006, Xidenghui executed an investment agreement with Shaanxi Yichuan Nature Park Co., Inc., pursuant to which, Xidenghui agreed to invest cash of $1,596,254 (RMB 12,000,000) to establish a join-venture named Huanghe Shidi Park Co., Inc., and owns 7.9% equity ownership interest therein. Huanghe Shidi Park Co., Inc. is engaged in the business of recreation and entertainment.

Xidenghui  finished the investment contribution  in  September  2007.   As  the
project is currently ongoing, the Management believes the amount invested approximates the fair value and uses the cost method to record the investment.

RELATED PARTIES

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

DUE FROM/TO AFFILIATES

Due   from/to   affiliates   represent   temporally  short-term  loans  to/from
affiliates, which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from due from related parties are classified as cash flows from investing activities. Cash flows from due to related parties are classified as cash flows from financing activities.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOANS FROM DIRECTORS AND OFFICERS

Loans from directors and officers are temporally short-term loans from our directors and officers to finance the Company's operation due to lack of cash resources. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from these activities are classified as cash flows from financing activates.

ADVERTISING COSTS

Advertising costs are expensed as incurred in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs". The advertising costs were $28,188, and $115,082 for the nine months ended September 30, 2009 and 2008, respectively.

LEASE

On March 4, 2002, Baishui Dukang signed a lease agreement with Shaanxi Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu"), pursuant to which Baishui Dukang agreed to lease all fixed assets of Sanjiu for a period of 20 years, which was latterly extended to 30 years. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd. On April 30, 2005, Baishui Dukang signed a supplemental lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Baishui Dukang agreed to continue to lease all fix assets of Sanjiu for the rest of the original 30-year period. Baishui Dukang also agreed to pay $362,450 (RMB 3,000,000) to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. Baishui Dukang amortized the 362,450 (RMB 3,000,000) over a 27-year beneficial period. Baishui Dukang paid $161,841 and $124,924 for Sanjiu's original employees' pension and unemployment insurance expenses in the year ended December 31, 2008 and 2007, respectively. Baishui Dukang paid $126,157 and $122,045 for Sanjiu's original employees' pension and unemployment insurance expense in the nine months ended September 30, 2009 and 2008, respectively.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

VALUE-ADDED TAX ("VAT") (RESTATED)

Sales revenue represents the invoiced value of goods, net of a  value-added tax
(VAT). All of the Company's products that are sold in PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by VAT paid on purchase of raw materials included in the cost of producing the finished goods. The Company presents VAT on a net basis.

SALES TAX (RESTATED)

Baishui Dukang produces and distributes distilled liquor, which is subject to sales tax in PRC. Sales tax rate is $0.14 (RMB1.00) per kilogram and 10%-20% of gross sales revenue. The Company presents sales tax on a net basis.

PENSION AND EMPLOYEE BENEFITS

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits. The total provisions for such employee benefits was $14,168 and $8,650 for the nine months ended September 30, 2009 and 2008, respectively.

INCOME TAXES

In accordance with FASB guidance, the Company accounts for income tax using the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES (CONTINUED)

Effective January 1, 2007, the Company adopted a new FASB guidance, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The new FASB guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new FASB guidance also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. In accordance with the new FASB guidance, the Company performed a self-assessment and concluded that there were no significant uncertain tax positions requiring recognition in its consolidated financial statements.

The Company has accumulated deficit in its operation. Because there is no certainty that we will realize taxable income in the future, we did no record any deferred tax benefit as a result of these losses.

The Company accounts for income taxes in interim periods in accordance with FASB guidance. The Company has determined an estimated annual effect tax rate. The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to its best current estimate. The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STATUTORY RESERVES

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years' losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital. Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Beginning from January 1, 2006, enterprise is no more required to make appropriation to the statutory public welfare fund. The Company does not make appropriations to the discretionary surplus reserve fund. Since the Company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

Since the Company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

COMPREHENSIVE INCOME

FASB guidance establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

SEGMENT REPORTING

FASB guidance establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in two principal business segments.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTERIM FINANCIAL INFORMATION

The unaudited balance sheet, the unaudited statements of income and cash flows have been prepared in accordance with United States generally accepted accounting principles for interim financial information. In our opinion, all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows as at September 30, 2009, and 2008, have been included. Readers of these financial statements should note that the interim results for the nine-month periods ended September 30, 2009, and September 30, 2008, are not necessarily indicative of the results that may be expected for the fiscal year as a whole.

EARNINGS (LOSS) PER SHARE

The Company reports earnings per share in accordance with FASB guidance, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no potentially dilutive securities outstanding (options and warrants) for the nine months ended September 30, 2009 and 2008, respectively.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF MEASUREMENTS

Accounting principles generally accepted in the United States define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

LEVEL 1: Unadjusted quoted prices in active markets for identical assets or liabilities

LEVEL 2: Input other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

LEVEL 3:  Unobservable inputs. Unobservable inputs reflect the assumptions that
the  Company  develops  based  on   available  information  about  what  market
participants would use in valuing the asset or liability.

An asset or liability's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

SUBSEQUENT EVENTS

The Company evaluated subsequent events through the time of filing this Quarterly Report on Form 10-Q on December 4, 2009. We are not aware of any significant events that occurred subsequent to the balance sheet date but prior to the filing of this report that would have a material impact on our financial statements.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the Financial Accounting Standards Board ("FASB") amended its guidance on accounting for variable interest entities ("VIE"). Among other things, the new guidance requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE; requires continuous assessments of whether an enterprise is the primary beneficiary of a VIE; enhances disclosures about an enterprise's involvement with a VIE; and amends certain guidance for determining whether an entity is a VIE. Under the new guidance, a VIE must be consolidated if the enterprise has both (a) the power to direct the activities of the VIE that most significantly impact the entity's economic performance, and (b) the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. This new guidance will be effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, and for interim periods within that first annual reporting period. Earlier application is prohibited. The Management does not expect that the adoption of this new guidance would have a material effect on the Company's financial position and results of operations.

In May 2009, the FASB issued new accounting and disclosure guidance for recognized and non-recognized subsequent events that occur after the balance sheet date but before financial statements are issued. The new guidance also requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The new accounting guidance was effective for our Company beginning with our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2009, and is being applied prospectively. This change in accounting policy had no impact on our consolidated financial statements.

In April 2009, the FASB issued new guidance regarding accounting for assets acquired and liabilities assumed in a business combination that arise from contingencies. This new guidance amends and clarifies the accounting, measurement and recognition provisions and the related disclosures arising from contingencies in a business combination. The Company adopted this new guidance on January 1, 2009. There was no significant impact upon adoption, and its effects on future periods will depend on the nature and significance of business combinations subject to this guidance.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In April 2009, the FASB issued new guidance regarding determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly. This new guidance provides additional guidance for estimating fair value when the volume and level of market activity for an asset or liability have significantly decreased when compared with normal market activity for the asset or liability. If there is a significant decrease in the volume and activity for the asset or liability, transactions or quoted prices may not be determinative of fair value in an orderly transaction and further analysis and adjustment of the transactions or quoted prices may be necessary. This new guidance was applied prospectively and was effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The adoption of this new guidance did not have a material effect on the Company's financial position and results of operations.

In April 2009, the FASB issued new guidance regarding recognition and presentation of other-than-temporary impairments. This new guidance amends the method for determining whether another-than-temporary impairment exists and the classification of the impairment charge for debt securities and the related disclosures. This new guidance was applied prospectively and was effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The adoption of this new guidance did not have a material effect on the Company's financial position and results of operations.

In December 2007, the FASB amended its guidance on accounting for business combinations. The new accounting guidance is being applied prospectively to all business combinations subsequent to the effective date. Among other things, the new guidance amends the principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. It also establishes new disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. The Company adopted this new guidance on January 1, 2009. There was no material impact on the Company's financial position and results of operations upon adoption, and their effects on future periods will depend on the nature and significance of business combinations subject to this guidance.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5-SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In December 2007, the FASB issued new accounting and disclosure guidance related to noncontrolling interests in subsidiaries (previously referred to as minority interests), which resulted in a change in our accounting policy effective January 1, 2009. Among other things, the new guidance requires that a noncontrolling interest in a subsidiary be accounted for as a component of equity separate from the parent's equity, rather than as a liability. The new guidance is being applied prospectively, except for the presentation and disclosure requirements, which have been applied retrospectively. The adoption of this new accounting policy did not have a significant impact on our consolidated financial statements.

In December 2007, the FASB issued new accounting guidance that defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. It also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the sufficiency of the disclosures related to those arrangements. This new accounting guidance was effective for our Company on January 1, 2009, and its adoption did not have a significant impact on our consolidated financial statements.

In September 2006, the FASB issued new accounting guidance that defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements about fair value measurements. However, in February 2008, the FASB delayed the effective date of the new accounting guidance for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until January 1, 2009. The adoption of this new accounting guidance for our nonfinancial assets and nonfinancial liabilities did not have a significant impact on our consolidated financial statements.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 6-PREPAID EXPENSES

Prepaid expenses consist of the following:

					September 30,	December 31,
					2009		2008
					(unaudited)
					-----------	-----------

Machinery and parts			$    10,679	$    10,664
Raw materials				     36,359	     16,129
Packing and supply materials		    193,688	    103,727
Project advance					  -	      7,878
Prepaid rental expenses			    361,182	    372,845
Prepaid office expenses				104		  -
					-----------	-----------
	Total				$   602,012	$   511,243
					===========	===========


NOTE 7-INVENTORIES

Inventories consist of following:


					September 30,	December 31,
					2009		2008
					(unaudited)
					-----------	-----------

Finished goods				$   897,811	$ 1,131,381
Work-in-progress			  1,711,657	  1,564,281
Raw materials				     81,741	     95,281
Supplies and packing materials		    204,635	    168,715
					-----------	-----------
					$ 2,895,844	$ 2,959,595
					===========	===========

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 8-PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:


					September 30,	December 31,
					2009		2008
					(unaudited)
					-----------	-----------

Building and warehouses			$ 2,925,165	$ 2,913,855
Machinery and equipment			  1,847,064	  1,820,095
Office equipment and furniture		    194,176	    191,029
Motor vehicles				    329,448	    491,005
					-----------	-----------
					  5,295,853	  5,415,984

Less:  Accumulated depreciation		 (2,598,845)	 (2,362,458)
					-----------	-----------
					  2,697,008	  3,053,526

Add: Construction in progress		     58,071	     12,231

	Total				$ 2,755,079	$ 3,065,757
					===========	===========


Depreciation expense charged to operations was $109,762 and $104,911 for the nine months ended September 30, 2009 and 2008, respectively.


NOTE 9- INTANGIBLE ASSETS

The following is a summary of intangible assets, less amortization:


					September 30,	December 31,
					2009		2008
					(unaudited)
					-----------	-----------

Land use right				$    58,552	$    58,471
Trade Mark of "Xidenghui"		     65,743	     65,653
Trade Mark of "Baishui Du Kang"		     24,106	     24,073
					-----------	-----------
	Total intangible assets		    148,401	    148,197

Less:  Accumulated amortization		    (79,567)	    (72,114)
					-----------	-----------
	Total intangible assets, net	     68,834	     76,083
					-----------	-----------


Amortization expense charged to operations was $7,355 and $7,192 for the nine months ended September 30, 2009 and 2008, respectively.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS








NOTE 10-DUE FROM RELATED PARTIES

Due from related parties consists of the following:



									September 30,	December 31,
									2009		2008
Name of Related Party							(unaudited)
									-----------	-----------
Shaanxi yello-river Wetlands Park Co., Ltd.		Affiliate	$   555,166	$   116,717
Shaanxi Baishui Dukang Trade Co., Ltd.			Affiliate	     48,398	     48,332
Shaanxi Gurong Agriculture Development Co., Ltd.	Affiliate	     80,353		  -
Ms. Fenying Zhang					Director	     41,637	     41,580
Mr. Yongsheng Wang					Director	     43,215	     21,884
									-----------	-----------
	Total								$   768,769	$   228,513
									-----------	-----------



NOTE 11- ACCRUED EXPENSES

Accrued expenses consist of the following:


					September 30,	December 31,
					2009		2008
					(unaudited)
					-----------	-----------

Accrued Payroll				$    23,376	$    29,374
Accrued employee benefits		     61,144	     63,331
Accrued rental				    105,189		  -
Accrued office expenses			      5,753	      3,922
					-----------	-----------
	Total				$   195,462	$    96,627
					===========	===========

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12- DUE TO RELATED PARTIES

Due to related parties consists of the following:

									September 30,	December 31,
									2009		2008
Name of Related Party					Description	(unaudited)
									-----------	-----------

Shaanxi Dukang Group Co., Ltd.				Affiliate	$   267,217	$   471,244
Shaanxi Zhongke Spaceflight Agriculture
	Development Stock Co., Ltd.			Affiliate	     33,506	     33,512
Shaanxi Baishui Dukang Marketing Management Co., Ltd.	Affiliate	     12,853	      1,179
Shaanxi Baishui Dukang Commerce and Trade Co., Ltd.	Affiliate	     72,126	     72,853
Shaanxi Baishui Dukang Spirits Industry
	Development Co., Ltd.				Affiliate	  1,215,936	    876,721
Shaanxi Changjiang Electric Power and Energy
	Sources Co., Ltd.				Affiliate		  -	    291,792
Mr. Hongjun Zhang					Director	  3,179,492	  3,058,821
Mr. Guoqi Diao						Director	    392,645	    392,107
Ms. Ping Li						Director	    582,237	    581,438
Mr. Pingjun Nie						Director	  4,386,284	  4,380,268
Ms. Hong Ge						Director	    264,354	    263,991
Mr. Hailong Tian					Director	  2,764,471	  2,760,680
Ms. Min Chen						Director	    356,249	    355,761
Mr. Shengli Wang					Director	    779,097	    778,029
									-----------	-----------
	Total								$14,306,467	$14,318,396
									===========	===========



NOTE 13-SEGMENT REPORTING

The Company operates in two reportable business segments that are determined based upon differences in products and services. Summarized information by business segment for the nine months ended September 30, 2009 and 2008 is as follows:


						For the Nine Months Ended
						       September 30,
						   2009		   2008
						(unaudited)	(unaudited)
						----------	----------
REVENUE
  Liquor production and distribution		$  805,843	$  722,299
  Franchise fees and Brand Names		   681,056	   104,332

COST OF SALES
  Liquor production and distribution		$  851,115	$  677,831
  Franchise fees and Brand Names			 -		 -

GROSS PROFITS
  Liquor production and distribution		$  (45,272)	$   44,468
  Franchise fees and Brand Names		   681,056	   104,332



						September 30,	December 31,
						2009		2008
						(unaudited)
						-----------	-----------


TOTAL ASSETS OF LIQUOR PRODUCTION
AND DISTRIBUTION				$ 5,889,966	$ 6,057,652

TOTAL ASSETS OF BRAND NAME FRANCHISE		$   787,615	$   253,988

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 14-STATEMENT OF CONSOLIDATED COMPRESENTATIVE INCOME





						For the Three Months Ended	For the Nine Months Ended
						       September 30,		       September 30,
						   2009		   2008		   2009		   2008
						(unaudited)	(unaudited)	(unaudited)	(unaudited)
						----------	----------	----------	-----------

Net income					$  151,943	$ (409,746)	$ (197,900)	$(1,497,345)
						----------	----------	----------	-----------
Other comprehensive income, net of tax:
  Effects of foreign currency conversion	       (48)	   (11,513)	    (8,917)	   (338,886)
						----------	----------	----------	-----------
Total other comprehensive, not of tax		       (48)	   (11,513)	    (8,917)	   (338,886)
Comprehensive income 				   151,985	  (421,259)	  (206,817)	 (1,836,231)
  Comprehensive income attributable to
    the noncontrolling interest			    (2,962)	   (21,027)	   (31,528)	    (73,669)
						----------	----------	----------	-----------
Comprehensive income attributable to
  China Du Kang Co., Ltd.			$  154,857	$ (400,232)	$ (175,289)	$(1,762,562)
						==========	==========	==========	===========




NOTE 15- COMMITMENTS AND CONTINGENCIES

CONTINGENT LIABILITY FROM PRIOR OPERATION

Prior to the merger with Hong Kong Merit Enterprise Limited on February 11, 2008, the Company has not been active since discontinuing its financial service operations by December 31, 2007. Management believes that there are no valid outstanding liabilities from prior operations. If a creditor were to come forward and claim a liability, the Company has committed to contest such claim to the fullest extent of the law. No amount has been accrued in the financial statements for this contingent liability.

                   CHINA DU KANG CO., LTD. AND SUBSIDIARIES
                     F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 15- COMMITMENTS AND CONTINGENCIES (CONTINUED)

THE COMPANY'S ASSETS ARE LOCATED IN PRC AND REVENUES ARE DERIVED FROM OPERATIONS IN PRC.

In terms of industry regulations and policies, the economy of PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of Land Use Rights. The Chinese government also exercises significant control over PRC's economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

ITEM 14.CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Previous Principal Independent Accountants

Amstar Financial Holding, Inc. has engaged Greg Lamb & Associates as their independent auditors located at 6409 Viking Trail, Arlington, TX 76001. Subsequent, to the reverse merger that occurred on or about January 31, 2008, Amstar Financial Holdings, Inc. was acquired by China Du Kang Company which was and continues to be audited by Keith Zhen, CPA, 2070 West 6th Street, Brooklyn, NY 1122.

Greg  Lamb  &  Associates Co's reports on the financial  statements   did   not
contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles, except that the reports contained an explanatory paragraph indicating that substantial doubt exists about our ability to continue as a going concern.

We have had no disagreements with Greg Lamb & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Greg Lamb & Associates would have caused it to make reference to the subject matter of any such disagreements in their reports on the financial statement for the periods ended December 31,
2007. We requested that   Greg Lamb & Associates furnish a letter addressed to
the Securities and Exchange Commission stating that it is not in a position to agree or disagree with the above statements.

New Principal Independent Accountants

Effective  as  of the closing   date    of  January  31,  2008,  our  Board  of
Directors engaged   Keith  Zhen,  CPA   as   our  new   independent  registered
public accounting firm.

ITEM 15.FINANCIAL STATEMENTS AND EXHIBITS


(a)  List of Financial Statements

The following historical and pro forma consolidated financial statements of the Company are included in the information statement and filed as part of this registration statement on Form 10:


(1) China Du Kang Co., LTD. And Subsidiaries F/K/A Amstar Financial Holdings, Inc., Financial Report at December 31, 2008 and 2007 and for the Years Ended December 31, 2008 and 2007;


(2) China Du Kang Co., LTD. And Subsidiaries F/K/A Amstar Financial Holdings, Inc., Financial Report at September 30, 2009 and December 31, 2008 and for the Three and Six Months Ended September 30, 2009 and 2008

(3) Amstar Financial Holdings, Inc. Financial Report at December 31, 2007 and February 11, 2008 and the period January 1, 2008 through February 11, 2008 and the year ended December 31, 2007.




(b)   Exhibits

The following exhibits are filed herewith unless otherwise indicated:

EXHIBIT       EXHIBIT DESCRIPTION
NUMBER

3.1           Amended & Restated Articles

3.2           By-Laws of China Du Kang Co. LTD

4.1           Specimen common stock certificate of China Du Kang Co. LTD

10.1 PLAN OF EXCHANGE AGREEMENT dated 9th day of January, 2008, by and among AMSTAR FINANCIAL HOLDINGS, INC., ("AFLH"), and HONGKONG MERIT ENTERPRISE LIMITED, "MERIT") and its subsidiaries, SHAANXI Xidenghui TECHNOLOGY STOCK CO., LTD ("XIDENHUI"), including SHAANXI BAI SHUI DU KANG LIQUOR CO., LTD. ("Du Kang"), (all of which shall be collectively referred to as "Du Kang").

10.2          Land Use Rights

10.3          Lease Agreements

21.1          List of Subsidiaries of China Du Kang Co. LTD

23.1          Consent of Keith Zhen, CPA

3.1           Amended & Restated Articles filed

SIGNATURES

           In accordance with the requirements of the Section 12 of the Securities Act of 1934, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form 10 in the city of Xi'An, Shaanxi Province, Peoples Republic of China December 1, 2009.

China Du Kang Co. LTD.

/s/ Wang Yong Sheng
-------------------
By:Wang Yong Sheng
Title: President & CEO, Director

China Du Kang Co. LTD.
/s/ Liu Su Ying
-------------------
By: Liu Su Ying
Title: Chief Financial Officer,

In accordance with the requirements of the Securities Exchange Act of 1934, this Form 10 was signed by the following persons in the capacities and on the date stated.

/s/ Wang Yong Sheng
-------------------
By: Wang Yong Sheng
Title: President, CEO, and Director

/s/ Liu Su Ying
-------------------
By: Liu Su Ying

Date: December 1, 2009


A Majority of the Board of Directors

/s/ Wang Yong Sheng
-------------------
By: Wang Yong Sheng
Title: President, CEO, and Director

/s/ Liu Su Ying
-------------------
By: Liu Su Ying
Title: CFO,

/s/ Nie Fen Ying
-------------------
By: Nie Fen Ying
Title: Director



Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA DU KANG CO.LTD..
Dated: December 1,, 2009

By:   /s/ Wang Youngsheng
      -------------------
Name: Wang Youngsheng
Title: Chief Executive Officer


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